UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒    Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NATIONAL VISION HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

National Vision Holdings, Inc.
2025 Proxy Statement and
Notice of Annual Meeting of Stockholders

Wednesday, June 18, 2025
1:00 p.m. Eastern Time

LETTER TO STOCKHOLDERS

Dear Fellow Stockholders:
Year in Review
2024 was a pivotal year for National Vision as we undertook aggressive actions to accelerate our transformation, including bringing in new leaders and implementing strategic initiatives that delivered a strong finish to the year. We ended the year with our eighth consecutive quarter of positive adjusted comparable store sales as enhanced selling methods and targeted pricing actions supported increases in average ticket and customer engagement. Over the past two years, we have made great strides in improving our operational foundation.
•	We enhanced exam capacity through more flexible schedules that improved both recruitment and retention.
•	We developed and expanded remote optometry, whereby Optometrists from home perform exams on patients in our stores (now enabled in 730+ locations).
•	We launched a Hybrid Remote pilot to optimize doctor availability.
•	We invested in new technology, including a new Finance ERP and an Adobe CRM platform set to launch in 2025.
•	We completed a store fleet review to drive profitability and long-term growth.
We are excited about the opportunities ahead and we are confident in our path forward. As we move into 2025, we are focused on executing and delivering on our transformation strategy, which we believe will position us to expand our customer base, enhance profitability, and create long-term value for shareholders.
CEO Succession Plan
We are excited to share our recent news that our Board of Directors has approved a succession plan, under which, effective August 1, 2025, Alex Wilkes will succeed Reade Fahs as the Company’s next Chief Executive Officer and will be appointed to the Company’s Board of Directors. In addition, Reade Fahs will assume the role of Executive Chairman, with Randy Peeler assuming the role of Lead Independent Director.
Mr. Wilkes was appointed President of National Vision in August 2024, and the fresh approaches and strong execution that he and the new leadership team have brought in this time demonstrate the value they will bring for years to come. As Executive Chairman, Reade will work closely with Alex to ensure a smooth and orderly transition and will remain active in the Company and with the executive management team.
This announcement represents the culmination of the Board’s long-term leadership succession strategy, and we have the utmost confidence that Mr. Wilkes’ proven track record, strategic mindset and passion for our mission make him the ideal leader for this next phase of growth.
Our 2025 Annual Meeting
We are pleased to invite you to attend the National Vision Holdings, Inc. 2025 Annual Meeting of Stockholders on Wednesday, June 18, 2025, at 1:00 p.m. Eastern Time. Detailed information concerning the Annual Meeting is set forth in this proxy statement.
Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, your vote is important to us, and it is important that your shares be represented and voted during the meeting. We encourage you to review the proxy materials and submit your vote today.
2025 Proxy Statement	i

LETTER TO STOCKHOLDERS

On behalf of the Board of Directors and everyone at National Vision, we are grateful for your continued support. Thank you for being a stockholder of National Vision Holdings, Inc.
Sincerely,

D. Randolph Peeler Chairman of the Board of Directors	L. Reade Fahs Chief Executive Officer

April 29, 2025
ii	2025 Proxy Statement

Notice of Annual Meeting of Stockholders

Date & Time	Wednesday, June 18, 2025, at 1:00 p.m. Eastern Time
Place	The Westin Atlanta Gwinnett 6450 Sugarloaf Parkway Duluth, Georgia 30097
Items of Business	1.	Election of the ten director nominees listed in this proxy statement.
	2.	Advisory vote to approve the compensation of our named executive officers (“Say-on-Pay”).
	3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.
	4.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Record Date	Stockholders of record of our common stock at the close of business on April 14, 2025, may vote at the Annual Meeting.
How to Vote	You may vote your shares prior to June 18, 2025, on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote in person at the Annual Meeting.

By Order of the Board of Directors,

Jared Brandman
Chief Legal & Strategy Officer, Corporate Secretary
April 29, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on Wednesday, June 18, 2025:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, are available free of charge at www.proxyvote.com.

We made this proxy statement available to stockholders beginning on April 29, 2025.

2025 Proxy Statement	iii

iv	2025 Proxy Statement

2025 Proxy Statement	v

PROXY STATEMENT SUMMARY

Proxy Statement Summary
We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors,” or the “Board”) of National Vision Holdings, Inc. (the “Company” or “National Vision”) for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider and you should read the entire proxy statement carefully before voting.
2025 Annual Meeting of Stockholders

Date & Time	Location	Record Date
June 18, 2025 1:00 p.m. Eastern Time	The Westin Atlanta Gwinnett 6450 Sugarloaf Parkway Duluth, Georgia 30097	April 14, 2025

Voting Recommendations

Company Proposals		Board Vote Recommendation	For Further Details
Proposal 1:	Election of the ten director nominees listed in this proxy statement.	FOR all nominees	Page 8
Proposal 2:	Advisory vote to approve the compensation of our named executive officers (“Say-on-Pay”).	FOR	Page 30
Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.	FOR	Page 63

How to Vote

By Internet	By Telephone	By Mail	In Person
Visit www.proxyvote.com	Dial 1-800-690-6903	Sign, date and return your proxy card by mail	Attend our Annual Meeting and cast your vote during the meeting

Stockholders of record at the close of business on April 14, 2025, may vote at the Annual Meeting.
See full instructions under the heading “Important Information About Voting at the Annual Meeting.”
If you are a stockholder of record and you would like to vote in any manner other than in person during the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Time, on June 17, 2025, to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.
2025 Proxy Statement	1

PROXY STATEMENT SUMMARY

2024 Business Highlights
2024 was an important year for National Vision, as we took numerous and decisive actions to transform the business and bring meaningful change throughout the organization. We added new members to our leadership team, who bring deep optical and retail expertise and new approaches that will help accelerate our transformation efforts, particularly across managed care, pricing and our field leadership organization, and implemented transformation initiatives intended to accelerate long-term growth and strengthen profitability, including continued expansion of exam capacity, new traffic-driving initiatives, and a review of our store fleet. Additionally, we continued to make progress against our growth initiatives, including the expansion of our remote medicine capabilities, focusing on the recruiting and retention of optometrists, increasing our marketing efficiency and omnichannel capabilities, increasing our participation in vision insurance programs; and the further digitization of our stores and corporate office.
In 2025, we will continue to strengthen our business as we progress our transformation and work to accelerate long-term growth. We will be focused on expanding our target demographic, implementing a new pricing architecture, enhancing the customer and patient experience, and optimizing our cost structure. These initiatives are designed to strengthen our core business, improve our results of operations and drive long-term shareholder value.

2024 Financial Highlights

  •
Overall store count grew 4.4% to 1,240 stores
  •
Comparable store sales growth was 1.9%, and Adjusted Comparable Store Sales Growth was 1.3%
  •
Net revenue increased 3.8% over 2023 to $1,823.3 million
  •
Net income (loss) from continuing operations of $(27.2) million and Diluted EPS from continuing operations of $(0.35)
  •
Adjusted Operating Income from continuing operations increased 21.5% to $65.5 million compared with $53.9 million in fiscal year 2023
  •
Adjusted Diluted EPS from continuing operations of $0.52 compared with $0.47 in fiscal year 2023

In this proxy statement, we discuss financial measures that are referred to as non-GAAP financial measures, including adjusted comparable store sales growth, adjusted operating income, adjusted diluted EPS and annual incentive adjusted operating income. See Appendix A to this proxy statement for more information regarding these measures and reconciliations to the most directly comparable GAAP measures.
During fiscal 2024, the Company ceased its Walmart and AC Lens operations and, accordingly, financial results reflect the results of our former Legacy segment and the substantial majority of AC Lens operations as discontinued operations for all periods presented. Unless otherwise noted, amounts and disclosures in this proxy statement relate to the Company’s continuing operations.
These financial highlights are reproduced from our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 (the “Annual Report on Form 10-K”), and speak as of February 26, 2025, the date we filed our Form 10-K with the SEC, unless clearly indicated otherwise.
2	2025 Proxy Statement

PROXY STATEMENT SUMMARY

Our Board of Directors
The fundamental duty of the Board is to oversee our strategy and the long-term interests of our stockholders. The following provides summary information about our current directors, individually, and our nominees for director in the aggregate. The table below sets forth the composition of the Board and its committees as of the date of this proxy statement. See “Proposal 1—Election of Directors” for more details on our director nominees’ qualifications, skills and experience.

					Committee Membership
Directors	Occupation	Age	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
L. Reade Fahs	Chief Executive Officer, National Vision Holdings, Inc.	64	2014
D. Randolph Peeler	Managing Director, Berkshire Partners, LLC	60	2014
Jose Armario	Chief Executive Officer, Bojangles’, Inc.	66	2021
Virginia A. Hepner	Retired Chief Executive Officer, The Woodruff Arts Center	67	2018
Susan S. Johnson	Retired Chief Marketing Officer, Prudential Financial, Inc.	59	2020
Naomi Kelman	Retired President & Chief Executive Officer, Willow	66	2020
James M. McGrann	Chief Executive Officer, Advancing Eyecare	63	2025
Michael J. Nicholson	President and Chief Operating Officer, J.Crew Group	58	2025
Susan O’Farrell	Retired Chief Financial Officer, Bluelinx Holdings, Inc.	61	2024
Thomas V. Taylor, Jr.	Chief Executive Officer, Floor & Decor Holdings, Inc.	59	2018
Caitlin Zulla	Chief Executive Officer, US Radiology Specialists	47	2024

Chair

2025 Proxy Statement	3

PROXY STATEMENT SUMMARY

## Board Snapshot

### Independence

9 independent directors

90%

### Board Demographics

5 women directors

50%

2 ethnically or racially diverse directors

20%

### Average Tenure—5 Years

| Tenure | Directors | % |
|---|---|---|
| 0-3 years | 4 directors | 40% |
| 4-7 years | 4 directors | 40% |
| 8-11 years | 2 directors | 20% |

### Average Age—61

| Age | Directors | % |
|---|---|---|
| 40s | 1 directors | 10% |
| 50s | 2 directors | 20% |
| 60s | 7 directors | 70% |

### Refreshment

7 new directors since 2019

70%

## Experience, Qualifications and Attributes

| Experience | Directors |
|---|---|
| Senior Leadership Experience | 10/10 |
| Public Company Board Experience | 6/10 |
| Optical/Healthcare Industry Experience | 5/10 |
| Retail Industry Experience | 5/10 |
| Financial/Accounting Experience | 6/10 |
| Marketing/Digital Communication Experience | 4/10 |
| Human Capital Experience | 7/10 |
| Cybersecurity/Data/Privacy Experience | 1/10 |
| Government/Legal/Regulatory Experience | 2/10 |
| ESG / Sustainability Experience | 3/10 |
| Risk Oversight Experience | 6/10 |

4	2025 Proxy Statement

PROXY STATEMENT SUMMARY

Corporate Governance Highlights
We maintain robust governance and Board practices that promote independence, accountability and effectiveness in the boardroom.
Key Governance Developments

Board Refreshment	In the last year, we added three new independent directors, while another longer-tenured director transitioned off the Board.
Committee Composition	We refreshed our committee composition and chairs.
Declassified Board	We have completed the phase out of the classified structure of the Board and all directors stand for election annually.

Corporate Governance and Board Practices

All directors are elected annually

Majority voting in uncontested director elections

Recently updated bylaws to enhance corporate governance practices

Independent Chair of the Board

Nine of ten director nominees are independent

All committee members are independent

Seven new independent directors over the last five years

Nine experienced current and former CEOs/CFOs

Of our ten director nominees, five are female and two are racially or ethnically diverse

No restrictions on directors’ access to management

Regular review of committee charters and Corporate Governance Guidelines incorporating evolving best practices

Strong, proactive stockholder engagement program

Annual Board and committee self-assessments

Regular Board executive sessions without management

Formal Board and committee oversight of our business strategy, enterprise risk management, cybersecurity, compensation strategy, and sustainability program and strategy

Robust director and executive stock ownership guidelines

2025 Proxy Statement	5

PROXY STATEMENT SUMMARY

Executive Compensation Highlights
We strive to create an executive compensation program that strikes the right balance of pay for performance with an overarching goal to motivate our leaders to contribute to the achievement of our financial goals and focus on long-term value for our stockholders. Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation; and (3) long-term incentive awards. Each component is designed to be consistent with our compensation philosophy.
The compensation and governance practices that support these principles include the following:

What We Do:	What We Don’t Do:

Pay for performance, with high percentages of performance-based and long-term equity compensation

Grant performance stock units that vest based on achievement of performance goals over a three-year performance period and, beginning in 2025, include a relative shareholder return component

Award annual cash incentives based on performance against predefined performance metrics

Maintain robust stock ownership guidelines for our NEOs and directors
•
Chief Executive Officer—6x annual base salary
•
Other NEOs—3x annual base salary
•
Directors—5x annual cash retainer

Review our compensation programs and strategy annually with robust Board and committee oversight

Hold an annual Say-on-Pay vote supported by a strong stockholder engagement strategy

Require “Double-Trigger” vesting for change in control provisions

Maintain an incentive compensation recovery (“clawback”) policy

Retain an independent compensation consultant

✗
No excise tax gross-ups
✗
No hedging of the Company’s stock by NEOs or directors
✗
No supplemental executive retirement plans
✗
No option repricing without stockholder approval
✗
No significant perquisites for executive officers

2025 Executive Compensation Updates
In February 2025, the compensation committee approved the design of our executive compensation program for 2025, which included the following changes.
•
Additional performance metric added to the annual cash incentive program. Beginning in 2025, our annual cash incentive program will include Adjusted Comparable Same Store Sales Growth as a second corporate performance metric, in addition to Annual Incentive Adjusted Operating Income. Adjusted Comparable Store Sales Growth is a key metric used by both management and shareholders to assess the operational health and overall performance of each brand and the Company as a whole.

•
Enhanced PSU design, including relative total shareholder return component. To further align the interests of our shareholders with the interests of our executive officers and to further promote long-term value creation for shareholders, 25% of the PSUs granted in 2025 will vest based on attainment of relative total shareholder return. The remaining PSUs will vest based on achievement of financial performance goals related to growth in annual Adjusted Operating Income (50%) and Return on Invested Capital (25%).

6	2025 Proxy Statement

PROXY STATEMENT SUMMARY

Additionally, the portion of the PSUs granted in 2025 that are subject to achievement of goals related to growth in annual Adjusted Operating Income will not vest if the Company’s Adjusted Operating Income growth is negative over the three-year performance period.
See “Executive Compensation” for a detailed discussion of the design and evolution of our executive compensation program.
2025 Proxy Statement	7

CORPORATE GOVERNANCE MATTERS

Corporate Governance Matters
Proposal 1—Election of Directors

The Board recommends that you vote “FOR” all of the director nominees listed.
What Am I Voting on?
We are asking stockholders to elect the ten director nominees listed below for election at the Annual Meeting for a term of one year. If elected, each director will hold office until the 2026 annual meeting and until their respective successors are elected and qualified.

Vote Required
To be elected, a director must receive a majority of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee). “Abstentions” and “broker non-votes” will not be counted as a vote cast either “FOR” or “AGAINST” a nominee’s election.

Nominees for Election to the Board of Directors
Presented on the following pages are the ten director nominees recommended by the Board of Directors for election at the Annual Meeting.
Upon the recommendation of the nominating and corporate governance committee, the Board has nominated D. Randolph Peeler, L. Reade Fahs, Jose Armario, Virginia A. Hepner, Susan S. Johnson, James M. McGrann, Michael J. Nicholson, Naomi Kelman, Susan O’Farrell, and Caitlin Zulla for re-election as directors for a one-year term expiring at the 2026 annual meeting. Mr. Taylor will not stand for re-election and his term will expire at the Annual Meeting.
All of the nominees listed in this proxy statement are incumbent directors, whose terms expire on the date of the Annual Meeting. With the exception of Mr. Fahs, our Chief Executive Officer, all are independent directors. The nominating and corporate governance committee evaluated and recommended each director nominee in accordance with its charter and our Corporate Governance Guidelines. We have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected; however, in the unlikely event that any of them ceases to be a candidate for election by the time of the Annual Meeting, proxies may be voted for a substitute nominee recommended by the Board, or the Board may elect to reduce its size.
Board Refreshment
•
Caitlin Zulla was appointed to the Board in August 2024 and serves on the compensation committee. She brings expertise across the healthcare value chain as well as a strong finance background and brings direct experience in advancing and promoting value-based care. Ms. Zulla was identified through a director search process overseen by the nominating and corporate governance committee, and after evaluation by the nominating and governance committee, nominated for election at the 2025 annual meeting.

•
In March 2025, the Board appointed James M. McGrann and Michael J. Nicholson as directors and agreed to nominate each of them for election at the 2025 annual meeting under an agreement between the Company and Engine Capital, L.P. (“Engine Capital”). A more detailed description of the agreement with Engine Capital is contained in our Current Report on Form 8-K filed with the SEC on March 17, 2025.

•
Mr. McGrann brings deep experience across the optical space as an eye care industry veteran with nearly 30 years of experience across the industry, serving in Chief Executive Officer, Chief Technology Officer and Chief Information Officer roles throughout his career. Mr. McGrann was identified and evaluated through a director search process overseen by the

8	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

nominating and corporate governance committee, and the Board appointed him as a director and agreed to nominate him for election at the 2025 annual meeting under an agreement between the Company and Engine Capital.
•
Mr. Nicholson is a seasoned retail executive with extensive expertise in business transformation, operations, and finance, with a proven track record of developing financial strategy and implementing operational excellence. The Board appointed Mr. Nicholson as a director and agreed to nominate him for election at the 2025 annual meeting under an agreement between the Company and Engine Capital.

•
Thomas V. Taylor, Jr., who joined the Board in 2018, will not stand for reelection at the Annual Meeting and will be departing as a director immediately following the Annual Meeting. The Board thanks Mr. Taylor for his years of service and commitment to the Company and its stockholders. He has made meaningful contributions to the Board throughout his tenure, including as chair of the compensation committee.

Mr. Taylor’s departure is in no way due to any disagreement with the Company, nor is it the result of a removal “for cause.” As a result, the size of the Board will be reduced from eleven to ten. Following the Annual Meeting, it is expected that the Company will have no open director seats.
2025 Proxy Statement	9

CORPORATE GOVERNANCE MATTERS

Biographical Information
The following pages set forth biographical information, including a description of their principal occupation, business experience, and the primary qualifications, attributes, and skills (represented by the icons below) that the nominating and corporate governance committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the Annual Meeting.

Director since: 2014 Age: 60 Independent Committees: Nominating and Corporate Governance Committee	D. Randolph Peeler Board Chair

Mr. Peeler has served as the Chair of our Board of Directors since 2020. Mr. Peeler is a Senior Advisor at Berkshire Partners LLC (“Berkshire”), a private equity firm. Mr. Peeler joined Berkshire in 1996 and became a Managing Director in 2000. Mr. Peeler brings to our Board of Directors acquisition and capital market transactions knowledge from years of experience in the private equity industry, along with board experience from serving as a director of several of Berkshire’s current or former portfolio companies, industry experience in the optical/healthcare and retail industries, senior leadership experience, financial/accounting experience, human capital experience and public company board and risk oversight experience.

Prior Experience
  •
Co-founded a privately-owned healthcare services company
  •
Special Assistant for the Assistant Secretary for Economic Policy in the U.S. Department of the Treasury
  •
Consultant with Cannon Associates and Bain & Co.

Other Directorships
  •
DVx Ventures, a venture studio with a unique approach to building companies from concept to scale (private)
  •
CPK Media, LLC d/b/a Christopher Kimball’s Milk Street Kitchen, a multi-channel food media company (private)

Director since: 2014 Age: 64	L. Reade Fahs

Mr. Fahs has served as the Chief Executive Officer of the Company since 2014. Prior to our initial public offering, Mr. Fahs served as the President and Chief Executive officer of National Vision, Inc. (“NVI”) beginning in 2003, having joined NVI in 2002 as President and Chief Operating Officer. Mr. Fahs brings a unique perspective to our Board as our CEO and with his extensive knowledge of the Company, its operations, and business, along with senior leadership, public company board and risk oversight experience, in additional to his optical and retail industry knowledge, marketing and human capital experience.

Prior Experience
  •
Chief Executive Officer of First Tuesday, a professional networking forum for established technology entrepreneurs and companies (1999-2001)
  •
Managing Director of Vision Express U.K., a leading optical retailer (1997-1999)
  •
Various positions at LensCrafters, a leading eyewear retailer (1986-1996)

Other Directorships
  •
Board Observer and Roving Ambassador (February 2024-present) and Chairman (2006-2024) of VisionSpring, a social enterprise that works to ensure affordable access to eyewear
  •
Restoring Vision, a nonprofit organization committed to ending the global vision crisis
  •
PetVet Care Centers, a network of locally owned general practice, specialty, emergency and equine veterinary hospitals (private)

10	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Director since: 2021 Age: 66 Independent Committees: Nominating and Corporate Governance Committee	Jose Armario

Mr. Armario has served as the Chief Executive Officer and President and a member of the board of directors of Bojangles’, Inc. (“Bojangles”), a restaurant operator and franchisor, since 2019. Mr. Armario brings to our Board senior leadership, public company board, financial and accounting, risk oversight and retail industry experience from his role as Chief Executive Officer of Bojangles, prior executive positions and board work, along with optical and healthcare industry, marketing, ESG and sustainability, and human capital experience.

Prior Experience
  •
Founder and Chief Executive Officer of consulting firms Armario Enterprises, LLC and PowerC,LLC, (2016-2019)
  •
Corporate Executive Vice President, Supply Chain, Development and Franchising of McDonald’s Corporation (2011-2015)
  •
Various leadership positions at McDonald’s Corporation (1996-2011)

Other Directorships • Bojangles, Inc. (private) • Golden State Foods, a global food services and logistics company specializing in quick-service restaurants (private) (2018-2024)

Director since: 2018 Age: 67 Independent Committees: Nominating and Corporate Governance Committee (Chair)	Virginia A. Hepner

Ms. Hepner most recently served as the President and Chief Executive Officer, and is a Life Trustee, of The Woodruff Arts Center in Atlanta, Georgia, from 2012 to 2017. Ms. Hepner brings to our Board senior leadership experience, public company board knowledge and risk oversight experience from her time as CEO of The Woodruff Arts Center and other board positions, government/regulatory experience and corporate sustainability and human capital experience, along with over 25 years of financial and accounting experience.

Prior Experience
  •
Investor in GHL, Inc., a real estate partnership for commercial properties in metro Atlanta (2005-2022)
  •
Strategic Advisor at DMI Music & Media Solutions, a full-service entertainment and music company (2011-2019)
  •
Executive Vice President and various other leadership positions at Wachovia Bank and its predecessors (1979-2005)

Other Directorships
  •
Oxford Industries, a leader in the apparel industry (public) (nominating, compensation and governance committee chair)
  •
Cadence Bancorporation, a commercial banking company (public) (audit committee chair)
  •
State Bank & Trust Company, now a division of Cadence Bank (2010-2019)

2025 Proxy Statement	11

CORPORATE GOVERNANCE MATTERS

Director since: 2020 Age: 59 Independent Committees: Compensation Committee	Susan Somersille Johnson

Ms. Johnson most recently served as the Chief Marketing Officer for Prudential Financial, Inc., a provider of financial products and services, from 2020 to 2024. Ms. Johnson brings to our Board of Directors extensive marketing and digital communication, retail, ESG and sustainability, and financial and accounting experience, along with senior leadership, public company board and risk oversight experience.

Prior Experience
  •
Executive Vice President and Chief Marketing Officer of Truist Financial, a bank holding company, a full-service entertainment and music company (2014-2020)
  •
Vice President, Global Marketing, of NCR Corporation, a software, consulting and technology company (2012-2014)
  •
Global Head of Customer Marketing; Head of Software Marketing Programs, of Nokia Corporation, a telecommunications company (2007-2012)

Other Directorships • Constellation Brands, a leading international producer and marketer of beer, wine, and spirits (public) (2017-2024)

Director since: 2020 Age: 66 Independent Committees: Audit Committee Compensation Committee	Naomi Kelman

Ms. Kelman most recently served as President and Chief Executive Officer of Willow Innovations, Inc., a revolutionary women’s health company, from 2014 to 2019. Ms. Kelman brings to our Board of Directors extensive knowledge of the healthcare industry and senior leadership, marketing and digital communication, government/regulatory and human capital knowledge from her time as CEO of Willow and prior leadership roles in the optical and healthcare industries.

Prior Experience
  •
Global Division Head of Novartis OTC, a division of Novartis, a healthcare company (2011-2012)
  •
Various executive roles at Johnson & Johnson, a focused healthcare company (2000-2011)
  •
President, Lifescan North America, One Touch diabetes business (2009-2011)
  •
President, Vistakon Americas (Acuvue Contact Lenses), a division of Johnson & Johnson Vision Care (2004-2009)

Other Directorships • Mirvie, a biotechnology company (private) • Blue River PetCare (Chair), a leading operator of veterinary hospitals (private)

12	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Director since: 2025 Age: 63 Independent Committees: Compensation Committee	James M. McGrann

Mr. McGrann has served as the Chief Executive Officer of Advancing Eyecare, a leading provider of ophthalmic instruments, since 2023. Mr. McGrann brings to the Board deep experience across the optical space as an eye care industry veteran with nearly 30 years of experience across the industry.

Prior Experience
  •
President and Chief Operating Officer of Percept Corporation, a wearable technology company (2023)
  •
Founder and Chief Executive Officer of HH&S Management Consulting, LLC, a business consulting firm (2017-2023)
  •
Chairman and Chief Executive Officer of Professional Eye Care Associates of America (PECAA), a community of independent eye care professionals, (2017-2022)
  •
President and Chief Executive Officer of VSP Global, a vision care health insurance company (2015-2017)
  •
President (2011-2015) and Chief Technology Officer (2010-2012) of VSP Vision Care
  •
President and Chief Executive Officer of Eyefinity, a VSP Vision company (2008-2012)
  •
Senior Vice President and Chief Information Officer of Marchon Eyewear, Inc., one of the world’s largest manufacturers and distributors of eyewear (1999-2008)

Other Directorships
  •
The Vision Council (Vice Chair), a non-profit organization serving as a global voice for eyewear and eyecare
  •
Prevent Blindness (Chair), the nation's leading non-profit voluntary eye health organization dedicated to preventing blindness and preserving sight
  •
Percept Corporation (private)
  •
Ocuco, an optical software company (private)
  •
Kepler Vision, a management services organization providing non-clinical administrative support services to Optometry practices nationwide (private) (2023-2025) (compensation committee chair)

Director since: 2025 Age: 58 Independent Committees: Audit Committee Nominating and Corporate Governance Committee	Michael J. Nicholson

Mr. Nicholson has served as the President and Chief Operating Officer of J.Crew Group, an internationally recognized omnichannel retailer and family of legacy American brands; J.Crew, J.Crew Factory and Madewell, since 2020, having previously served as Interim Chief Executive officer from 2019 to 2020 and Chief Financial Officer from 2016 to 2017. Mr. Nicholson is a seasoned retail executive and brings to the Board extensive expertise in business transformation, operations, and finance. Mr. Nicholson is also a Certified Public Accountant.

Prior Experience
  •
Executive Vice President, Chief Operating Officer and Chief Financial Officer of ANN, Inc., the parent Company of Ann Taylor and LOFT, two of the leading women's specialty retail fashion brands in North America (2007-2015)
  •
Various executive positions at Limited Brands, Inc., a specialty retail company, including Executive Vice President, Chief Operating Officer and Chief Financial Officer for Victoria’s Secret Beauty, a subsidiary of Limited Brands, Inc., at the time. (2000-2007)
  •
Senior leadership positions at Colgate-Palmolive, Altria, and PwC, where he played key roles in developing financial strategy and implementing operational excellence (1988-2000)

Other Directorships • The Container Store (Audit Committee Chair), a national, multi-channel retailer dedicated to helping people improve their lives through the power of organization (private)

2025 Proxy Statement	13

CORPORATE GOVERNANCE MATTERS

Director since: 2024 Age: 61 Independent Committees: Audit Committee (Chair)	Susan O’Farrell

Ms. O’Farrell most recently served as Chief Financial Officer, Principal Accounting Officer and Treasurer at BlueLinx Holdings, Inc., a wholesale distributor of building and industrial products from 2014 to 2020. Ms. O’Farrell brings to the Board a wealth of financial and operational experience encompassing IT, procurement, supply chain and logistics in growth and transformational environments and is qualified financial expert and a holder of the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon.

Prior Experience
  •
Senior financial executive in various roles at The Home Depot, a leading home improvement omni-channel retailer (1999-2014)
  •
Director of Southern Company Gas, formerly AGL Resources, an American Fortune 500 energy services holding company (1996-1999)

Other Directorships
  •
Savers Value Village, Inc., the largest for-profit thrift operator in the U.S. and Canada (public)
  •
Leslie’s Inc., a specialty retailer of pool supplies (public) (audit committee chair)

Director since: 2024 Age: 47 Independent Committees: Compensation Committee	Caitlin Zulla

Ms. Zulla serves as Chief Executive Officer of US Radiology Specialists, one of the nation’s premier providers of diagnostic imaging services, where she leads teams committed to clinical and operational excellence and delivering the highest quality of imaging care. Ms. Zulla previously served as CEO of Optum Health East, where she oversaw health care delivery in 10 states from Maine to Delaware and was responsible for the experience of over 5.4 million patients and more than 15,000 team members. Prior to joining Optum Health East, Ms. Zulla served as Chief Executive Officer of SCA Health, a specialist alignment organization and leader in the ambulatory surgery center industry. Her tenure with SCA Health included serving as Chief Financial Officer, Chief Administrative Officer and Senior Vice President of Revenue Cycle.

Prior Experience
  •
Chief Executive Officer, Optum Health East (2023-2025)
  •
Chief Executive Officer, SCA Health (2018-2019)
  •
Various roles at SCA Health including Chief Financial Officer, Chief Administrative Officer and Senior Vice President of Revenue Cycle (2015-2017)

Other Directorships • US Radiology Specialists (private)

14	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Qualifications, Skills and Experience of our Directors
The nominating and corporate governance committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election by our stockholders in accordance with our Corporate Governance Guidelines. The application of these factors involves the exercise of judgment. The committee does not have a standard set of fixed qualifications applicable to all director candidates but at a minimum assesses each candidate’s integrity, accountability, skills, experience, independence, other outside commitments and ability to work collegially with the other members of the Board.
The Board regularly evaluates the experience, qualifications, attributes or skills, taken as a whole, of our current directors and nominees, to ensure that our Board is able satisfy its oversight responsibilities effectively in light of our business and structure. As part of this evaluation, the Board considers areas where additional expertise or skills may be needed. In recommending the director nominees listed in this proxy statement, the Board focused primarily on each person’s background and experience as reflected in the information discussed in the individual biographies set forth above. We believe that our director nominees provide an appropriate mix of experience and skills relevant to the size and nature of our business and are representative of diverse backgrounds. The following highlights some of the important characteristics, key qualifications, attributes or skills of our current directors that allow our Board to provide effective oversight of our business operations and strategy.

## Board Snapshot

### Independence

9 independent directors

90%

### Board Demographics

5 women directors

50%

2 ethnically or racially diverse directors

20%

### Average Tenure—5 Years

| Tenure | Directors | % |
|---|---|---|
| 0-3 years | 4 directors | 40% |
| 4-7 years | 4 directors | 40% |
| 8-11 years | 2 directors | 20% |

### Average Age—61

| Age | Directors | % |
|---|---|---|
| 40s | 1 directors | 10% |
| 50s | 2 directors | 20% |
| 60s | 7 directors | 70% |

### Refreshment

7 new directors since 2019

70%

## Experience, Qualifications and Attributes

| Experience | Directors |
|---|---|
| Senior Leadership Experience | 10/10 |
| Public Company Board Experience | 6/10 |
| Optical/Healthcare Industry Experience | 5/10 |
| Retail Industry Experience | 5/10 |
| Financial/Accounting Experience | 6/10 |
| Marketing/Digital Communication Experience | 4/10 |
| Human Capital Experience | 7/10 |
| Cybersecurity/Data/Privacy Experience | 1/10 |
| Government/Legal/Regulatory Experience | 2/10 |
| ESG / Sustainability Experience | 3/10 |
| Risk Oversight Experience | 6/10 |

2025 Proxy Statement	15

CORPORATE GOVERNANCE MATTERS

Identifying Director Nominees
The nominating and corporate governance committee may identify, recommend and assist in recruiting candidates for election to the Board of Directors on its own, or by considering recommendations from stockholders, officers and employees of the Company and other sources that the committee deems appropriate. The nominating and corporate governance committee may also retain a third-party search firm to assist in the identification of possible candidates for election to the Board.
Stockholder Recommendations of Director Candidates
The committee will consider director candidates recommended by stockholders on a substantially similar basis as recommendations from other sources. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to recommend a candidate for consideration may do so by submitting the required information to the attention of the Secretary, National Vision Holdings, Inc., 2435 Commerce Ave, Building 2200, Duluth, Georgia 30096. All recommendations for nomination received by the Secretary that satisfy our bylaw requirements relating to director nominations will be presented to the nominating and corporate governance committee for its consideration. If stockholders want to formally nominate a director candidate for election, they must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under “Stockholder Proposals for the 2026 Annual Meeting.”
Corporate Governance Highlights
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board’s views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Board of Directors and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors, and are available in the investors section of our website, www.nationalvision.com.

Corporate Governance and Board Practices

All directors are elected annually

Majority voting in uncontested director elections

Recently updated bylaws to enhance corporate governance practices

Independent Chair of the Board

Nine of ten director nominees are independent

All committee members are independent

Seven new independent directors over the last five years

Nine experienced current and former CEOs/CFOs

Of our ten director nominees, five are female and two are racially or ethnically diverse

No restrictions on directors’ access to management

Regular review of committee charters and Corporate Governance Guidelines incorporating evolving best practices

Strong, proactive stockholder engagement program

Annual Board and committee self-assessments

Regular Board executive sessions without management

Formal Board and committee oversight of our business strategy, enterprise risk management, cybersecurity, compensation strategy, and sustainability program and strategy

Robust director and executive stock ownership guidelines

16	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Key Governance Developments
In 2024, we took action to further our commitment to good governance, including the following:

Board Refreshment	In the last year, we added three new independent directors, while another longer-tenured director transitioned off the Board.
Committee Composition	We refreshed our committee composition and chairs.
Declassified Board	We have completed the phase out of the classified structure of the Board and all directors stand for election annually.

Board and Committee Governance
Board Composition
The Board is currently comprised of eleven directors. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board of Directors. Because Mr. Taylor is not standing for reelection at the Annual Meeting, the size of the Board will be reduced from eleven to ten. Following the Annual Meeting, it is expected that the Company will have no open director seats.
Director Independence
We believe the Company benefits from having a Board that is independent from management. Under our Corporate Governance Guidelines and SEC and Nasdaq Listing Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with management that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Corporate Governance Guidelines define independence in accordance with the independence standards in the current SEC and Nasdaq Listing Rules and require the Board to review the independence of all directors at least annually.
Our Board has determined that, other than Mr. Fahs, all of the director nominees listed in this proxy statement and all of the individuals who served during the fiscal year ended December 28, 2024, are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable Nasdaq guidelines. Mr. Fahs is not independent because of his current employment as our Chief Executive Officer. All members of the audit committee, compensation committee and nominating and corporate governance committee are independent.
In making its independence determinations, the Board considered and reviewed relevant information provided by the directors and the Company, including information identified through annual director questionnaires.
Executive Sessions
Executive sessions, or meetings of the independent directors of the Board, are scheduled regularly throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.
Leadership Structure
While our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company, the Board currently believes that having these positions separated, with Mr. Peeler serving as Chair of the Board and Mr. Fahs serving as our Chief Executive Officer and also as a director, is the appropriate leadership
2025 Proxy Statement	17

CORPORATE GOVERNANCE MATTERS

structure at this time and demonstrates our commitment to good corporate governance. Under our Corporate Governance Guidelines, if the Chair is not independent, the independent directors may annually elect from among themselves a Lead Independent Director.
On April 28, 2025, the Board approved the Company’s CEO succession plan (the “Succession Plan”). Under this plan, effective August 1, 2025, Mr. Wilkes will succeed Mr. Fahs as Chief Executive Officer and will be appointed to the Board, and Mr. Fahs will assume the role of Executive Chairman. Once Mr. Fahs becomes Executive Chairman, Mr. Peeler will become the Company’s Lead Independent Director. In connection with the Succession Plan, the Board expects to amend its Corporate Governance Guidelines to provide for an Executive Chairman of the Board when deemed appropriate by the Board, in addition to a Lead Independent Director. The Board believes that Mr. Fahs serving as Executive Chairman will provide support to the Company through the transition period and allow the Company to continue to leverage Mr. Fahs’ extensive knowledge of the Company and the industry.
The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Meetings and Attendance
All directors are expected to make every effort to attend all meetings of the Board and of the committees of which they are members, as well as the annual meeting of stockholders. During the fiscal year ended December 28, 2024, the Board held seven meetings. During 2024, each of our directors attended 90% or more of the aggregate number of meetings of the Board and committees on which he or she served, in each case while they served on the Board or such committees, and all of our directors that were members of our Board at the time attended the 2024 annual meeting.
Board Committees
Our Board of Directors has three standing committees: the audit committee, the nominating and corporate governance committee, and the compensation committee. All members of our committees are independent directors. Each of these committees is governed by its written charter approved by our Board. We make copies of these charters available free of charge on the investors section of our website, www.nationalvision.com. Other than the text of the charters, we are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement. The following further describes the membership, duties and responsibilities of each of the Board’s committees.

Audit Committee
Susan O’Farrell (Chair) Naomi Kelman Michael J. Nicholson 7 Meetings held in 2024
The audit committee is responsible for, among other things, preparing the audit committee report required by the SEC to be included in our proxy statement and assisting the Board with respect to its oversight of:
•
our risk management policies and procedures
•
the audits and integrity of our financial statements, and the effectiveness of internal control over financial reporting
•
our compliance with legal and regulatory requirements, including SEC filings
•
the qualifications, engagement, performance and independence of the outside auditors, including approving all auditing and non-auditing services performed by our outside auditors
•
approving the annual audit plans and the performance of our internal audit function
The Board has determined that each of Mses. Kelman and O’Farrell and Mr. Nicholson qualify as an independent director under Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and that Ms. O’Farrell and Mr. Nicholson each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

18	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Compensation Committee
Thomas V. Taylor, Jr. (Chair) Susan Somersille Johnson Naomi Kelman James M. McGrann Caitlin Zulla 4 Meetings held in 2024
The primary purpose of the compensation committee is to assist our Board of Directors in discharging its responsibilities relating to:
•
setting our compensation philosophy and compensation of our executive officers and directors
•
monitoring our equity-based and certain incentive compensation plans
•
preparing the compensation committee report required to be included in our proxy statement or annual report under the rules and regulations of the SEC
The Board has determined that each of Mr. Taylor, Ms. Johnson, Ms. Kelman, Mr. McGrann and Ms. Zulla are independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines.

Nominating and Corporate Governance Committee
Virginia A. Hepner (Chair) Jose Armario Michael J. Nicholson D. Randolph Peeler 4 Meetings held in 2024
The primary purpose of the nominating and corporate governance committee is to provide assistance to the Board by, among other things:
•
determining the size, structure, composition, processes and practices of the Board and its committees
•
assessing director independence and qualifications
•
identifying and recommending, and assisting the Board in recruiting, qualified director candidates
•
overseeing the Board’s director education practices
•
taking a leadership role in shaping the corporate governance of the Company through its review and development of our Corporate Governance Guidelines and practices and guidance of the annual Board evaluation
•
retaining, along with the Board, oversight responsibility for our sustainability strategy and providing oversight and guidance on environmental sustainability, social justice and corporate responsibility issues and opportunities
The Board has determined that each of Ms. Hepner and Messrs. Nicholson, Peeler and Armario are independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines.

Board Oversight
The primary responsibility of our Board is to oversee the management of the business and the affairs of the Company for the benefit of our stockholders and other stakeholders, using its business judgment to act in the best interests of the Company and its stockholders. As part of its responsibility, the Board oversees critical matters such as strategy, management succession planning, financial and other internal controls, corporate governance, risk management and compliance, and selects and oversees the members of senior management who are charged by the Board with conducting the business of the Company.
Our Board of Directors oversees or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board. To assist in fulfilling its duties, our Board has delegated certain authority to its three standing committees—the audit committee, the nominating and corporate governance committee and the compensation committee. The duties and responsibilities of these standing committees are described under the heading “Board Committees.”
2025 Proxy Statement	19

CORPORATE GOVERNANCE MATTERS

The Board’s role in oversight is further described below and in our Corporate Governance Guidelines.
Management Succession Planning
A primary responsibility of the Board is planning for CEO succession, overseeing the development and retention of senior talent, and monitoring management’s succession planning for other senior executives. Succession planning and management development are discussed regularly by the Board. As part of the succession planning review process, the Board reviews and discusses the capabilities of, as well as succession planning and potential successors for, both our CEO and other executive officers. The Board and compensation committee consider, among other things, organizational and operational needs, competitive challenges, leadership and management potential and development, and planning for emergency situations. Management also develops ideas and presents plans for identification, mentoring and continuing development of potential internal candidates for executive leadership positions and ensures that directors have substantial opportunities to engage with successor candidates, including emerging leaders. The Board also has access to external consultants, as needed.
Board Oversight of Risk Management
Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its committees is responsible for oversight of the Company’s ongoing assessment and management of material risks impacting the business, including assessing whether management has an appropriate risk management framework to manage risks and whether that framework is operating effectively. The Board engages in risk oversight throughout the year as a matter of course in fulfilling its role overseeing management and business operations, including receiving regular reports from management on the strategic plans and related risks facing the Company which range from financial risks to operational, regulatory, legal, supply chain, sustainability, competitive and information technology risks. Significant operational risks that relate to ongoing business operations are the subject of regularly scheduled reports to either the full Board or one of its committees.
The Board has delegated to its committees certain elements of its risk oversight function to better coordinate with management and serve the long-term interests of our stockholders. The risks periodically reviewed by committees are also reviewed by the entire Board when deemed appropriate by the Board or its committees. The independent Chair of the Board promotes effective communication and consideration of matters presenting significant risk to the Company through his role in developing the Board’s meeting agendas, chairing meetings of the Board, and facilitating communications between independent directors of the Board and the Chief Executive Officer. We believe that the leadership structure of our Board, along with the allocation of risk management responsibilities described below by appropriate committee oversight, provides appropriate risk oversight of our activities.
Audit Committee
The audit committee oversees our risk management process with a specific focus on internal controls, financial statement integrity, compliance programs, fraud risk, legal matters and related risk mitigation. Along with the Board, the audit committee receives regular reports from management to help ensure effective and efficient oversight and to assist in proper risk management, including with respect to cybersecurity and data security risks, and the ongoing evaluation of management controls and procedures. Through its regular meetings with management, including the finance, legal, internal audit, and compliance functions, and discussions, as appropriate, with our independent registered public accounting firm and internal auditors, the audit committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors. The internal audit function reports functionally and administratively to our Chief Financial Officer and directly to the audit committee. The audit committee receives reports on information technology risks, including data security and cybersecurity. The audit committee reviews cybersecurity and data security risks and
20	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

mitigation strategies, along with program assessments, planned improvements and the status of information technology initiatives, with the Chief Technology Officer quarterly. These risks and mitigation strategies are also periodically reviewed by the entire Board. See Item IC. Cybersecurity in our Annual Report on Form 10-K for additional details.
Compensation Committee
The compensation committee reviews the risk profile of our compensation policies and practices, including a review of a risk assessment of our compensation programs and managing risk associated with human capital management, including employee recruitment and retention.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee monitors risks relating to governance matters, including sustainability risks and the potential risks, impacts and opportunities posed by climate change, and reports to the Board on these risks and any recommended appropriate actions in response to those risks, as further described below under “Board Oversight of Corporate Sustainability.”
Board Oversight of Corporate Sustainability
Our Board is highly engaged in our corporate sustainability strategy, particularly given that societal impact is intricately linked to the mission of our business—making eye care and eyewear more affordable and accessible. Our nominating and corporate governance committee is responsible for overseeing the effectiveness of our sustainability strategies, policies, goals, initiatives and programs, including the review of our annual Corporate Sustainability Report, while our compensation committee is responsible for overseeing the development and implementation of human capital and succession plans and considering how best to incorporate human capital matters into our executive compensation plans. Our audit committee is responsible for overseeing our enterprise risk management program, which includes sustainability topics. See “Corporate Governance Matters—Sustainability” for a detailed discussion of our corporate sustainability strategy.
Board and Committee Evaluations
As a part of the Board’s commitment to corporate governance, the nominating and corporate governance committee coordinates an annual review and self-evaluation of the performance of the Board, its committees and individual directors. In addition, the nominating and corporate governance committee regularly reviews the Board’s composition and skillset and makes recommendations to the Board accordingly.
Process
The evaluation is typically conducted through a written questionnaire asking directors for feedback on a range of topics developed by the nominating and corporate governance committee with input and support from the Company’s General Counsel. Topics generally include:
•	The structure and leadership of the Board and its committees
•	Overall Board and committee effectiveness, including meeting agendas and content, flow and organization of Board and committee meetings, allocations and priorities of Board and committee topics
•	Board oversight, particularly of strategy and risk management
•	CEO, senior leadership, and organizational talent and succession planning
•	Board access to information and resources
•	Management responsiveness to requests for information and updates
In 2024, the chair of the nominating and corporate governance committee reviewed prior assessment processes and determined that this written questionnaire continues to be the best methodology to
2025 Proxy Statement	21

CORPORATE GOVERNANCE MATTERS

meet the Board’s desired goals for the evaluation process and the evaluation was conducted and completed with each director providing direct feedback. The questionnaire was anonymous and provided for both numerical ratings and narrative responses.
Review
The evaluations were reviewed, and the ratings and narrative comments were aggregated and summarized with results provided to the nominating and corporate governance committee as well as the full Board. The chair of the nominating and corporate governance committee led a discussion regarding the evaluations, and directors and followed up with individual directors as appropriate.
Feedback and Action
The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and areas where the Board believes it can continue to improve its effectiveness and oversight. As appropriate, these evaluations result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and its committees. For example, input by directors in recent years has informed the practices of the Board and its committees in areas such as meeting agendas and content, risk oversight, communication between the Board and management and director education focus areas.
Code of Conduct
We are committed to ensuring our business is conducted ethically and legally. We maintain a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, which we call our Code of Conduct. Our Code of Conduct is a “code of ethics” as defined in Item 406(b) of Regulation S-K and is posted in the investors section of our website, www.nationalvision.com.
We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website.
Hedging and Pledging Policies
Our Securities Trading Policy requires executive officers and directors to consult the Company’s General Counsel prior to engaging in transactions involving Company securities. Directors and executive officers are prohibited from hedging or monetization transactions including, but not limited to, variable forward contracts, equity swaps, collars and exchange funds, or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in Company securities. Our Securities Trading Policy discourages employees from purchasing Company securities on margin, or borrowing against any account in which Company securities are held, or pledging Company securities as collateral for a loan. For directors and officers, the pledging of Company securities is limited to those situations approved by the Company’s General Counsel.
Transactions with Related Persons
The Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material
22	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

interest, indebtedness, guarantees of indebtedness and employment by us of a related person. It is our policy that no related person transaction will be executed without the approval or ratification of the disinterested members of the Board or a committee of the Board.
There were no related persons transactions since the beginning of fiscal year 2024 required to be reported in this proxy statement under the applicable SEC rules.
Director Compensation
Our director compensation program is designed to attract qualified, independent directors and align with our overall compensation philosophy. The compensation committee, with assistance from its independent compensation consultant, reviews our director compensation program regularly to ensure the program is structured consistent with best practices and current trends. As part of this review, the director compensation program is benchmarked against the same compensation peer group used for executive compensation benchmarking. Our employee directors do not receive payment for their service on the Board in addition to their regular employee compensation.
Elements of Director Compensation
In 2024, our director compensation program consisted of the following:

Annual Cash Retainer • Annual cash retainer paid quarterly, in arrears. • Non-employee directors are given the option to elect, prior to the end of the calendar year immediately preceding the calendar year in which such cash retainer fees would otherwise be paid, to receive all or any portion of their annual cash retainer in equity, in the form of restricted stock units, which vest in full on the first anniversary of the grant date, subject to continued service through the vesting date.	$80,000
Annual Equity Grant Annual equity grant in the form of restricted stock units, which vest on the first anniversary of the grant date, subject to continued service through the applicable vesting date.	$170,000
Additional Compensation for Committee Chairs Committee chairs receive an additional annual cash retainer paid quarterly, in arrears.
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Corporate Governance Committee	$15,000

Our directors are not paid any fees for attending meetings. However, our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings.
Beginning August 1, 2025, the director compensation program will provide for an additional annual cash retainer in the amount of $30,000 for the Lead Independent Director role.
2025 Proxy Statement	23

CORPORATE GOVERNANCE MATTERS

2024 Director Compensation
The following table reflects all cash compensation paid and the aggregate market value of stock awards granted to our non-employee directors for service in fiscal 2024:

Name	Fees earned or paid in cash(1)(2) ($)	Stock awards(3) ($)	All other compensation ($)	Total ($)
D. Randolph Peeler(1)	80,000	—	—	80,000
Jose Armario	80,000	170,010	—	250,010
Virginia A. Hepner	95,000	170,010	—	265,010
Susan S. Johnson	80,000	170,010	—	250,010
Naomi Kelman	80,000	170,010	—	250,010
James M. McGrann(4)	—	—	—	—
Micheal J. Nicholson(4)	—	—	—	—
Susan O’Farrell	93,791	170,010	—	263,801
Thomas V. Taylor, Jr.	99,942	170,010	—	269,952
Caitlin Zulla(5)	33,261	149,516	—	182,777
Former Directors
David M. Tehle(6)	46,181	—	—	46,181

(1)
At the request of Mr. Peeler, the compensation committee approved in February 2024 a program in which (i) in lieu of paying any cash retainer earned for Board or committee service directly to Mr. Peeler, the Company will instead make a quarterly donation of such retainer in Mr. Peeler’s name to our foundation or another charity of its choosing, and (ii) Mr. Peeler will not receive the restricted stock unit award to which non-employee directors are entitled under the director compensation program.

(2)
Includes all annual retainer fees earned by the directors listed in 2024. Mr. Peeler donated his cash retainer to 20/20 Quest, a Company-sponsored charitable foundation. Mr. Armario elected to receive 100% of his cash retainer in equity, Ms. Johnson elected to receive 50% of her cash retainer in equity and Mr. Taylor elected to receive 67% of his cash retainer in equity, resulting in a grant of restricted stock units on June 14, 2024, as follows: Mr. Armario (5,957), Ms. Johnson (2,978) and Mr. Taylor (4,986). The grant date fair value of these awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) is as follows: Mr. Armario—$80,003, Ms. Johnson—$39,995, and Mr. Taylor—$66,962. Information about the assumptions used to value these awards is set forth in our Annual Report on Form 10-K in Note 7 to our Consolidated Financial Statements for the year ended December 28, 2024.

(3)
On June 14, 2024, we granted each of our non-employee directors such number of restricted stock units determined by dividing $170,000 by $13.43, the closing price of our common stock on June 14, 2024, the date of grant, rounded up to the next whole restricted stock unit. Accordingly, each director received 12,659 restricted stock units, which will vest 100% on the first anniversary of the grant date.

Amounts in this column reflect the grant date fair value of the award calculated in accordance with ASC Topic 718 on the date of the grant. Information about the assumptions used to value these awards is set forth in our Annual Report on Form 10-K in Note 7 to our Consolidated Financial Statements for the year ended December 28, 2024.
As of December 28, 2024, the non-employee directors as of that date held the following number of unvested restricted units: Mr. Armario (18,616), Ms. Hepner (12,659), Ms. Johnson (15,637), Ms. Kelman (12,659), Ms. O’Farrell (12,659), Mr. Taylor (17,645) and Ms. Zulla (11,010).
(4)	Mr. McGrann and Mr. Nicholson joined our Board in March 2025 and did not receive compensation in 2024.
(5)
Ms. Zulla joined the board on August 1, 2024, and we granted her 11,010 restricted stock units, representing a pro rata number based on the number of days between the date of her appointment and June 18, 2025, the anticipated date of the next annual meeting of shareholders, and using the closing price of our common stock on August 1, 2024, of $13.58.

(6)	Mr. Tehle’s term as a director ended at the 2024 annual meeting of shareholders.
Director Stock Ownership Guidelines
Under our stock ownership guidelines (the “Guidelines”), non-employee directors are required to hold common stock and restricted stock units having a market value equal to at least five time (5x) the annual cash retainer. There is no required time frame within which a director must attain the applicable stock ownership level; however, the Guidelines provide that until the applicable ownership level is achieved, directors must retain 50% of vested shares net of stock option exercise and tax withholding,
24	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

as applicable. Shares that count toward these ownership requirements include shares owned outright, shares held in our 401(k) plan or other retirement plan and shares of time-based restricted stock and restricted stock units (whether vested or unvested). The retention requirement applies to all prior and future grants. As of December 28, 2024, Mses. O’Farrell and Zulla are subject to the restrictions in the Guidelines until their ownership requirements are met, and all other non-employee directors were in compliance with the Guidelines.
Communications with the Board
As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of our Board, including the chairperson of our Board, the chairperson of any of the audit, compensation and nominating and corporate governance committees, or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 2435 Commerce Ave, Building 2200, Duluth, Georgia 30096, who will forward such communication to the appropriate party or parties.
Stockholder Engagement
We are committed to stockholder engagement and greatly value the input we receive from our stockholders. We believe strong corporate governance should include year-round engagement with our stockholders. Our investor relations team and members of our senior management are in frequent communication with stockholders on a variety of matters, including our operations and financial performance. Our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer are engaged in meaningful dialogue with our stockholders through our quarterly earnings calls and investor-related outreach events. In addition, a cross-functional team conducts our off-season stockholder outreach and engagement program through which we solicit feedback focused on corporate governance, executive compensation, corporate social responsibility and other sustainability matters of interest to our stockholders. Stockholder engagement and feedback is regularly shared with our Board of Directors.
In 2024 and 2025, as part of our off-season stockholder engagement efforts, we engaged with our top institutional investors representing approximately 25% of our outstanding shares following outreach to stockholders representing 80% of our outstanding shares. Many of these stockholders expressed support for the continued progress of our Sustainability strategy and other topics covered included business operations, governance, human capital and our executive compensation program.
2025 Proxy Statement	25

CORPORATE GOVERNANCE MATTERS

Sustainability & Human Capital Management
Sustainability
Our commitment to sustainability is a core part of who we are as a Company, as is evidenced by our mission —“We help people by making quality eye care and eyewear more affordable and accessible.” We understand the importance of acting responsibly as a business, employer and corporate citizen. Engagement on sustainability is important to us and our stakeholders, and we are committed to balancing the social, economic, human capital management and environmental aspects of our business with disclosure highlighting our aspirations and achievements in these areas. In 2024, we published our third Sustainability Report covering the 2023 fiscal year, in which we enhanced our disclosure on how our approach to sustainability links to both stakeholder impact and to business success.
SEE+G Framework
Our SEE+G framework guides our sustainability efforts. The framework aligns with our priority topics and is organized according to four pillars:

Societal Impact
We focus on making high-quality eye care and eyewear accessible and affordable for all. Our philanthropic giving and partnerships expand access to affordable eye care for those in need around the world.

Employees
We invest in programs that support the well-being, development and quality of life of our people. We are committed to creating environments where team members at all levels are supported and empowered so that everyone can build happy, fulfilled and productive careers.

Environment	We work to understand the impacts of our activities, increase the efficiency of our operations and minimize our environmental footprint.
Governance	We strive to adhere to the highest standards and best practices for compliance, data privacy and cybersecurity, as well as product quality and safety.

SEE+G Highlights
Below are just a few of the efforts we highlighted in our 2023 Sustainability Report.

## Societal Impact

**>8.5M**

customer lives impacted

**>1.4M**

additional lives impacted by philanthropy

**>40,000**

vouchers for free eye care or eyewear provided through National Vision Cares

## Employees

**>1,900**

associates promoted

**>$189,000**

provided through National Vision Crisis Relief Fund in 2023

Developed training materials based on values-based competency model

## Environment

Completed our energy efficient lighting program

**232**

additional locations with electronic health records enabled in 2023

Installed efficient automated systems at warehouse and lab facilities

## Governance

Completed phase out of classified Board structure

Reviewed and updated Board committee compensation

Mature enterprise risk management program

Continued robust off-season stockholder engagement program

26	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

We focused our efforts in the last year on continuing to build a strong foundation for the success of our business and, by extension, our philanthropic impact.
•
We drove positive Societal Impact by continuing to expand our remote care offering and working with Americares to exceed our goal of helping 500,000 of the country’s most vulnerable see by 2023, serving an additional 270,000 people in the U.S. with Americares in 2023. In 2023, we provided more than 40,000 vouchers for free eye care or eyewear through National Vision Cares. A program that has proved effective both in engaging our associates and having real community impact.

•
We supported our Employees by continuing to survey associates and optometrists and using their feedback to inform our business plans and investing in the training and development of our store teams, including our Area Managers and Training Store Manager career development pathways, to help them become better optical leaders.

•
We continued our commitment to the Environment by continuing to identify ways to automate processes to further increase our efficient, including by completing the installation of automated systems at three of our facilities to promote sustainability, quality and safety while protecting lower operating costs, and expanding the electronic health records at over 200 additional locations in 2023.

•
We enhanced our Governance practices by taking key actions to advance our commitment to good corporate governance as highlighted under “Corporate Governance—Key Governance Developments” and continuing to develop our supply chain strategy. For the third year in a row, the Company was included in Newsweek’s 2025 list of Most Responsible Companies in America, reflecting our belief that corporate success and social responsibility go hand in hand.

Moving forward, we will continue to strategically progress our SEE+G initiatives, partnerships and infrastructure, while remaining focused on areas that will help us help others to see better.
Human Capital Management
With an inclusive and people-first culture, we are committed to creating environments where everyone can build happy, fulfilled and productive careers. That’s why we’ve cultivated a collaborative atmosphere where team members at all levels are supported and empowered. Our employees' contributions are central to our impact and our human capital initiatives are focused on attracting highly qualified individuals and providing them with continued opportunities for growth and development. As of December 28, 2024, we had 13,411 full-time and part-time associates, including 636 directly employed optometrists. As of December 28, 2024, our network of optometrists included 2,393 optometrists, of which 636 were directly employed by us, 1,478 were employed by professional corporations or similar entities with which we contract, and 279 sublease in our store locations.
Talent Acquisition
We are committed to attracting talent aligned with our Vision, Mission and Values. We continue to refine our recruiting technology platform to improve both the candidate and hiring manager experience. In 2024, the Company launched Eyes on Talent Training, specifically designed for hiring managers to enhance talent selection skills. The training focused on both the candidate experience and interviewing skills. More than 1,500 managers completed this course. In addition, we have established critical partnerships with outside vendors that provide us with additional resources to drive candidate flow for key roles. We are continuing our multi-year sponsorship of the Association of Schools and Colleges of Optometry campaign “Optometry Gives Me Life” targeted at high school and college students and ensuring that graduating optometrists are educated on the variety of career options available to them. Additionally, we support our associates’ interest in attending Optometry school through our internal National Vision Doctor of Optometry Tuition Reimbursement program, which provides for the reimbursement of education expenses to associates attending optometry school. We utilize both in-person events and online platforms for job fairs and on-campus events, and selectively offer key incentives, such as a student loan repayment program.
2025 Proxy Statement	27

CORPORATE GOVERNANCE MATTERS

Talent Development
We are committed to high-quality training support for our associates. We have increased ongoing training in recent years, especially in the areas of safety protocol procedures and customer interactions, and have enhanced virtual, instructor-led training classes, allowing for high-touch training in a remote setting. We provide associates and optometrists with several opportunities and mechanisms through which they can provide feedback and that allows us to continue developing programs for training and growth.
In 2024, we designed and piloted two new-hire and onboarding programs. The first is focused on store-based associates and managers and extends the length of the new associate training experience, ensuring associates and managers who are new to their roles have adequate time to learn our culture and the skills needed to be successful. The second is focused on district managers and is designed with both new and existing district managers in mind. For new district managers, it provides a longer and more formal onboarding experience. For existing, tenured district managers, the program also provides extended career path and growth opportunities to utilize consistent training skills with new district managers.
We have also invested in supporting our new-to-role store managers through a Training Store Manager program, which provides training during their critical first steps as new managers. The program offers high-performing store managers the opportunity to certify as Training Store Managers through a five-week certification process focused on coaching, self-awareness, giving and receiving feedback, and time management. Once participants become Training Store Managers, they provide onboarding and training support to store managers across their district. In addition to providing valuable support to new managers and new store teams, the program provides our associates with a new avenue for leadership opportunities and professional development. We continued to grow and invest in the Training Store Manager Program in 2024, building on our culture of developing and promoting our associates.
Benefits and Wellness
We strive to ensure our people always feel supported so they can bring their best selves to work every day. We demonstrate this commitment through many of our benefits and wellness offerings. Programs like our 401(k) plan, core and supplemental life insurance, health plan, short and long-term disability, wellness and disease management programs, including personalized programs for diabetes and hypertension, vacation pay, parental and adoption leave, accident, critical illness, group legal and identity theft programs, and a financial protection resource, provide the needed resources essential for helping our people care for themselves and their families. We also offer resources to support mental and behavioral health and overall well-being, many of which are free of charge, and which can include an in-office visit with a medical provider, 24/7 on-demand virtual telehealth support, or web-based applications that provide tips and tools. Additionally, our associates receive an annual associate eyewear coupon and eyewear gift tickets that provide them, along with their friends and family, discounted eyewear purchases in our stores.
Our college scholarship program was established to assist associates with children aged 24 or under, who are high school seniors or graduates and planning to enroll in a full-time undergraduate course of study at an accredited U.S. college or university. Each year, ten recipients are granted an award of $2,500 each and awards are renewable for up to three years for a total scholarship of $10,000. We also provide qualifying associates who are in pursuit of a Doctor of Optometry degree with financial support through a tuition reimbursement program.
Our compensation programs are designed to reinforce our growth agenda and talent acquisition strategy. In addition to competitive base pay, we seek to reward associates with annual incentive awards, recognition programs and equity awards for associates at certain levels.
In 2019, we established the National Vision Crisis Relief Fund to help support associates who are facing financial hardship as a result of a natural disaster, family emergency or other unexpected events. Since its creation, the fund has provided over $1.9 million to associates for assistance.
28	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Health and Safety
Our health and well-being efforts are built on a foundational commitment to the safety of our associates and the doctors in our network. We believe that we are in material compliance with applicable Occupational Safety and Health Administration guidelines and state regulations. At each of our labs and distribution centers, there are specific leaders responsible for the management of associate safety. For example, lab directors organize and run safety trainings for local associates, some of which are conducted through our Learning Management System and others through in-person instruction. In our retail locations, we support managers and field leaders in understanding and complying with applicable laws and regulations.
2025 Proxy Statement	29

EXECUTIVE COMPENSATION

Executive Compensation
Proposal 2—Advisory Vote to Approve the Compensation of our Named Executive Officers

The Board recommends that you vote “FOR” Proposal 2.
What Am I Voting on?	We are conducting a non-binding, advisory vote to approve the compensation of our named executive officers as described in this proxy statement, commonly referred to as “Say-on-Pay.”
Vote Required	The proposal must be approved by a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Background
As required pursuant to Section 14A of the Exchange Act, we are conducting a non-binding, advisory vote to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis section of this proxy statement. This vote is commonly referred to as “Say-on-Pay.” Our stockholders have previously voted to hold a Say-on-Pay vote every year, and our Board therefore determined to hold Say-on-Pay votes annually until the next required advisory vote on the frequency of future Say-on-Pay votes, which will occur at the Annual Meeting.
Although this vote is advisory in nature, the compensation committee takes very seriously its role in the governance of our compensation programs and values thoughtful input from stockholders. The compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
In considering your vote, we encourage you to review the information about our compensation policies and decisions regarding our named executive officers presented under the heading “Compensation Discussion and Analysis,” and the compensation tables and narrative discussion under the heading “Executive Compensation.”
Proposed Resolution
The text of the resolution in respect of Proposal 2 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion is hereby APPROVED.”
30	2025 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis contains a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers (“NEOs”). Our NEOs for the fiscal year ended December 28, 2024, were:

Named Executive Officer	Title
L. Reade Fahs	Chief Executive Officer and Director
Melissa Rasmussen(1)	Former Senior Vice President, Chief Financial Officer
Alexander N. Wilkes	President
Patrick R. Moore(2)	Former Senior Vice President, Chief Operating Officer, Senior Advisor and Interim Chief Financial Officer
Mark S. Banner	Senior Vice President, President of America’s Best

(1)	Ms. Rasmussen served as our Senior Vice President, Chief Financial Officer through March 3, 2025.
(2)
Mr. Moore served as our Senior Vice President, Chief Operating Officer through August 19, 2024, after which he assumed the role of Special Advisor through December 28, 2024. On March 4, 2025, Mr. Moore was appointed as Interim Chief Financial Officer and served in that role through March 31, 2025, when Christopher Laden, our permanent CFO, moved into that role. Mr. Moore continues to serve in an advisory role to the Company.

2024 Business Highlights
2024 was an important year for National Vision, as we took numerous and decisive actions to transform the business and bring meaningful change throughout the organization. We added new members to our leadership team, who bring deep optical and retail expertise and new approaches that will help accelerate our transformation efforts, particularly across managed care, pricing and our field leadership organization, and implemented transformation initiatives intended to accelerate long-term growth and strengthen profitability, including continued expansion of exam capacity, new traffic-driving initiatives, and a review of our store fleet.
Certain of our financial results and operational highlights for fiscal 2024 are summarized below. NEO compensation for 2024 was paid or awarded in the context of these results.

2024 Financial Highlights

  •
Overall store count grew 4.4% to 1,240 stores
  •
Comparable store sales growth was 1.9%, and Adjusted Comparable Store Sales Growth was 1.3%
  •
Net revenue increased 3.8% over 2023 to $1,823.3 million
  •
Net income (loss) from continuing operations of $(27.2) million and Diluted EPS from continuing operations of $(0.35)
  •
Adjusted Operating Income from continuing operations increased 21.5% to $65.5 million compared with $53.9 million in fiscal year 2023
  •
Adjusted Diluted EPS from continuing operations of $0.52 compared with $0.47 in fiscal year 2023

2025 Proxy Statement	31

EXECUTIVE COMPENSATION

In this proxy statement, we discuss financial measures that are referred to as non-GAAP financial measures, including adjusted comparable store sales growth, adjusted operating income, adjusted diluted EPS and annual incentive adjusted operating income. See Appendix A to this proxy statement for more information regarding these measures and reconciliations to the most directly comparable GAAP measures.
During fiscal 2024, the Company ceased its Walmart and AC Lens operations and, accordingly, financial results reflect the results of our former Legacy segment and the substantial majority of AC Lens operations as discontinued operations for all periods presented. Unless otherwise noted, amounts and disclosures in this proxy statement relate to the Company’s continuing operations.
These financial highlights are reproduced from our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and speak as of February 26, 2025, the date we filed our Form 10-K with the SEC, unless clearly indicated otherwise.
Executive Management Transition
Mr. Wilkes joined the Company as our President in August 2024. Mr. Banner joined the Company in July 2004 as our Senior Vice President, Chief of Stores, and was appointed Senior Vice President, President of America’s Best in January 2025. Each of Mr. Wilkes and Mr. Banner received an offer letter in connection with their commencement of employment, which outlines the terms of their initial compensation arrangements with the Company. These offer letters are discussed in greater detail below under “Agreements with Named Executive Officers.”
On April 28, 2025, the Board approved the Company’s CEO succession plan (the “Succession Plan”). Under this plan, effective August 1, 2025, Mr. Wilkes will succeed Mr. Fahs as Chief Executive Officer and will be appointed to the Board, Mr. Fahs will assume the role of Executive Chairman, and Mr. Peeler will assume the role of Lead Independent Director. In connection with Mr. Wilkes’ appointment, the compensation committee approved certain changes to Mr. Wilkes’ compensation. In accordance with his new position and responsibilities, Mr. Wilkes’ salary was increased from $600,000 to $900,000 effective August 1, 2025, and his target annual cash bonus opportunity for 2025 was increased from $450,000 to $900,000. In addition, Mr. Wilkes will receive a one-time, promotional award of restricted stock units having a grant date value of $1,000,000, which will vest in three annual installments, conditioned upon his continued employment. Additionally, in connection with the Succession Plan, the Company entered into an Executive Chair Agreement with Mr. Fahs. The terms of this agreement are further described below under “Agreements with Named Executive Officers.”
In addition, as previously disclosed, on February 24, 2025, the Board appointed Christopher Laden as Chief Financial Officer and principal accounting officer, effective March 31, 2025. Mr. Moore, who served as Interim Chief Financial Officer and interim principal accounting officer from February 24, 2025, until Mr. Laden’s appointment as Chief Financial Officer, has assumed an advisory role with the Company.
32	2025 Proxy Statement

EXECUTIVE COMPENSATION

Key Features of our Compensation Program

What We Do:	What We Don’t Do:

Pay for performance, with high percentages of performance-based and long-term equity compensation

Grant performance stock units that vest based on achievement of performance goals over a three-year performance period and, beginning in 2025, include a relative shareholder return component

Award annual cash incentives based on performance against predefined performance metrics

Maintain robust stock ownership guidelines for our NEOs and directors
•
Chief Executive Officer—6x annual base salary
•
Other NEOs—3x annual base salary
•
Directors—5x annual cash retainer

Review our compensation programs and strategy annually with robust Board and committee oversight

Hold an annual Say-on-Pay vote supported by a strong stockholder engagement strategy

Require “Double-Trigger” vesting for change in control provisions

Maintain an incentive compensation recovery (“clawback”) policy

Retain an independent compensation consultant

✗
No excise tax gross-ups
✗
No hedging of the Company’s stock by NEOs or directors
✗
No supplemental executive retirement plans
✗
No option repricing without stockholder approval
✗
No significant perquisites for executive officers

Compensation Philosophy and Approach
Our mission is making quality eye care and eyewear more accessible and affordable. In order to do this, we must attract, engage and retain highly talented individuals who are committed to our core values of doing what is right, creating happiness every day and being energized to serve. We design our compensation programs to attract and retain a talented and experienced executive team with the skills and qualifications to manage and lead the Company effectively and help us achieve these goals. We strive to create the right balance of pay for performance and long-term value creation for our stockholders, while rewarding short-term success and motivating our leaders to execute against our strategic growth initiatives without taking unnecessary risks. We believe our current compensation programs strike this balance.
Compensation Objectives
Our executive compensation program supports the following objectives:
•
Motivate executives to meet or exceed performance goals. A significant portion of each NEO’s total compensation is directly tied to the achievement of the Company’s overall financial and strategic goals.

•
Attract and retain talented executives. The Company seeks to provide overall levels of compensation that are market-competitive to attract, retain and motivate highly qualified executives to continue to enhance long-term equity value.

•	Link the financial interests of executives and stockholders. In order to foster a strong relationship between stockholder value and executive compensation, a significant portion of
2025 Proxy Statement	33

EXECUTIVE COMPENSATION

executive compensation is composed of long-term equity incentive awards. Additionally, 50% of the long-term incentive awards granted to our NEOs is in the form of performance stock units (“PSUs”) directly tied to the Company’s financial performance.
2025 Executive Compensation Updates
In February 2025, the compensation committee approved the design of our executive compensation program for 2025, which included the following changes.
•
Additional performance metric added to the annual cash incentive program. Beginning in 2025, our annual cash incentive program will include Adjusted Comparable Same Store Sales Growth as a second corporate performance metric, in addition to Annual Incentive Adjusted Operating Income. Adjusted Comparable Store Sales Growth is a key metric used by both management and shareholders to assess the operational health and overall performance of each brand and the Company as a whole.

•
Enhanced PSU design, including relative total shareholder return component. To further align the interests of our shareholders with the interests of our executive officers and to further promote long-term value creation for shareholders, 25% of the PSUs granted in 2025 will vest based on attainment of relative total shareholder return. The remaining PSUs will vest based on achievement of financial performance goals related to growth in annual Adjusted Operating Income (50%) and Return on Invested Capital (25%).

Additionally, the portion of the PSUs granted in 2025 that are subject to achievement of goals related to growth in annual Adjusted Operating Income will not vest if the Company’s Adjusted Operating Income growth is negative over the three-year performance period.
34	2025 Proxy Statement

EXECUTIVE COMPENSATION

NEO Compensation Overview
Key Elements of 2024 Compensation

	Compensation Elements	Purpose	Characteristics	2024 Actions and Results
Fixed Pay	Base Salary	Provide a competitive level of fixed pay to attract and retain talented and experienced executives	• Based on individual role, skill set, market data, and internal pay equity • Base salaries are reviewed at least annually and may be increased from time to time	In 2024, we increased the base salaries of our NEOs to more closely align compensation opportunities with the competitive market, as further described under “Base Salaries” below
At-Risk Pay	Annual Cash Incentive Awards (“STIP” Awards)	Incentivize management to achieve our short-term strategic and financial objectives consistent with our long-term goals
•
Based on annual, quantitative financial performance objectives established by the compensation committee
•
STIP awards pay out between 0% and 200% of target based on Company performance against a corporate performance metric
•
In 2024, the compensation committee set Annual Incentive Adjusted Operating Income (“STIP AOI”) as the corporate performance metric for STIP awards
Based on STIP AOI performance of $67.7 million, the STIP funded at 0% of target
	Long-Term Incentive Awards (“LTIP” Awards)	Align the interests of our executives and stockholders
	50% Restricted Stock Units (“RSUs”)	Facilitate stock ownership and retain talented executives	• RSUs vest in three equal annual installments
	50% Performance Stock Units (“PSUs”)	Reward long-term performance
•
Three-year performance period
•
Vest between 0% and 200% based on Company performance against qualitative performance objectives established by the compensation committee
•
PSUs granted in 2024 will vest based on:
—
Adjusted Operating Income (“AOI”)—
75% weighting
—
Return on Invested Capital (“ROIC”)—
25% weighting
In February 2025, the compensation committee certified the level of achievement for the PSUs granted in 2022, resulting in vesting at 0% of target based on three-year AOI and ROIC performance

Each of these elements is further described under the heading “Elements of Compensation” below.
2025 Proxy Statement	35

EXECUTIVE COMPENSATION

Pay for Performance Philosophy
Our executive compensation program reflects our commitment to pay for performance and long-term stockholder value creation by tying the majority of compensation for executives to performance-based metrics aligned to our growth strategy. Our program emphasizes at-risk, performance-based compensation in the form of annual cash incentive awards and long-term incentive awards comprised of 50% restricted stock units and 50% performance stock units. The chart below shows the 2024 target total direct compensation for our CEO, Mr. Fahs, and the average 2024 target total direct compensation for all other NEOs.

Our Annual Compensation-Setting Process
Consideration of Say-on-Pay Votes
We are pleased that our executive compensation program was supported by stockholders at our 2024 annual meeting with over 89.26% of votes cast in favor of the Say-on-Pay proposal. During 2024, we continued our stockholder engagement program and sought feedback from stockholders on a range of topics, including executive compensation. See “Corporate Governance Matters—Stockholder Engagement” for additional details.
In considering updates to our compensation programs, the compensation committee took into account the results of prior Say-on-Pay votes, feedback received from stockholders through our engagement program and the other factors discussed in more detail in “Our Annual Compensation-Setting Process” below, when. Given the strong Say-on-Pay vote outcome and feedback from our stockholder engagement, the committee did not believe any material changes were necessary to our compensation programs for 2024.
Role of the Compensation Committee
Our executive compensation plans and programs are administered by our compensation committee. Our compensation committee is responsible for:
•	Reviewing and approving, and making recommendations to the Board regarding, executive compensation, including plan design and performance goals related to STIP and LTIP incentive awards
•	Making recommendations to the Board regarding the compensation of our CEO
•	Determining and approving the compensation of other executive officers, as recommended by our CEO and Chief People Officer
•	Administering our equity incentive plans
36	2025 Proxy Statement

EXECUTIVE COMPENSATION

At the beginning of each performance cycle, the compensation committee or the Board of Directors, as applicable, approves the payment of STIP and LTIP awards, sets base salaries and approves performance goals and targets related to the STIP and LTIP programs for all executive officers.
The independent directors are responsible for assessing the performance of our CEO, reviewing the compensation committee’s assessment of CEO performance and approving CEO compensation in consideration of the recommendation of the compensation committee. Our CEO does not attend any portion of the compensation committee meeting during which the committee deliberates on matters related specifically to his compensation.
Role of Management
Our CEO and our Chief People Officer work closely with the compensation committee in managing our executive compensation program, along with gathering information for, and attending meetings of, the compensation committee.
Our CEO and our Chief People Officer compile market data and information and makes recommendations to the compensation committee concerning the compensation of executive officers other than themselves, including base salary amounts and incentive compensation plans. Our CEO and CFO also provide input regarding annual performance goals for our executive compensation programs.
Role of the Compensation Consultant
In 2024, the compensation committee engaged Meridian Compensation Partners, LLC (“Meridian”) to assist the committee regarding various executive compensation matters. Meridian assisted the compensation committee in reviewing the effectiveness and competitiveness of the Company’s executive compensation program, including an annual risk assessment of the program, and made recommendations consistent with the Company’s compensation philosophy, market trends, legal and regulatory considerations, and the Company’s overall business strategy. Meridian also provided the Company with market data as one point of consideration in making recommendations regarding executive compensation. The compensation committee reviewed Meridian’s independence procedures, along with the factors specified in the Nasdaq listing rules, and determined that Meridian was able to provide independent advice to the compensation committee without giving rise to any conflict of interest.
Peer Group
In setting the compensation of our executive officers, the compensation committee considers, among other factors, the compensation of similarly situated executives at companies in our peer group, including by reviewing publicly available proxy information and survey data of the peer companies listed below. The compensation committee did not target a specific percentile with respect to the peer group in determining our executives’ total compensation, nor did it establish a prescribed compensation mix. The compensation committee reviewed the peer group in December 2023 and removed Floor and Decor Holdings, Inc. and added Fossil Group, Inc., Embecta Corp., Tandem Diabetes Care, Inc. and Warby Parker Inc., to the peer group for fiscal year 2024. The peer group that the compensation committee considered in setting 2024 compensation is set forth below:

Align Technology, Inc. Caleres, Inc. Columbia Sportswear Co. Dentsply Sirona Inc. Embecta Corp. Five Below, Inc. Fossil Group, Inc. ICU Medical, Inc. Acadia Healthcare Company
Merit Medical Systems, Inc.
Ollie’s Bargain Outlet Holdings, Inc.
Oxford Industries, Inc.
Surgery Partners Inc.
Cano Health, Inc.
Tandem Diabetes Care, Inc.
The Cooper Companies, Inc.
Warby Parker Inc.
West Pharmaceutical Services, Inc.

2025 Proxy Statement	37

EXECUTIVE COMPENSATION

We believe our peer group reflects a mix of companies in various industries that together appropriately represent the retail and health care aspects of our business and scope of operations, and are of a similar size as measured by annual revenue, market capitalization and number of employees.
In September 2024, the compensation committee reviewed the peer group and removed Cano, Inc. and added RadNet, Inc. for fiscal year 2025.
Compensation Elements
Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation (STIP); and (3) long-term incentive awards (LTIP). Each component is designed to be consistent with the Company’s compensation philosophy and, when taken together, are intended to achieve the compensation committee’s principal compensation objectives. When making decisions about each component of compensation for an executive officer, the impact on the value of target total direct compensation for the individual is considered. Additionally, when making current compensation decisions, the compensation committee does not consider existing equity ownership or realized compensation from prior equity awards because we do not want to discourage executive officers from holding significant amounts of our common stock and believe that if the value of equity awards granted in prior years increases significantly in future years, this positive development should not impact current compensation decisions.
Base Salary
We believe it is important to provide a competitive level of fixed pay to attract and retain talented and experienced executives capable of driving the Company’s business strategy. Base salaries are reviewed at least annually and may be increased from time to time. In determining the amount of base salary that each NEO receives, the compensation committee considers:
•	The executive’s position or responsibilities, including complexity and scope, time in position, and changes in roles or responsibilities
•	The executive’s personal experience, skills and future contributions and leadership
•	The compensation of similarly situated executives, both within the Company and at the companies in our peer group
In February 2024, the compensation committee approved adjustments to the base salaries of Ms. Rasmussen and Messrs. Fahs and Moore to reflect the scope of each of their responsibilities in line with the growth of the Company and to align their base salaries to executive officers at peer group companies with a similar scope of responsibility. These increases took effect in July 2024.

Named Executive Officer	2023 Base Salary	Percentage Increase	2024 Base Salary
L. Reade Fahs	$1,000,000	3.0%	$1,030,000
Melissa Rasmussen	$412,000	21.4%	$500,000
Alexander N. Wilkes(1)	—	—	$600,000
Patrick R. Moore(2)	$618,000	5.2%	$650,000
Mark S. Banner(1)	—	—	$500,000

(1)
The compensation committee approved a salary of $600,000 for Mr. Wilkes when he joined the Company in August 2024, and a salary of $500,000 for Mr. Banner when he joined the Company in July 2024, in each case to reflect the scope of their responsibilities and in line with executive officers at peer group companies.

(2)	Mr. Moore served as our Senior Vice President, Chief Operating Officer through August 19, 2024, after which he assumed the role of Special Advisor through December 28, 2024.
38	2025 Proxy Statement

EXECUTIVE COMPENSATION

Annual Cash Incentive Awards
In fiscal year 2024, our executives were eligible for awards under our Short Term Incentive Plan (“STIP”), which is our annual cash incentive program. The primary purpose of the STIP is to incentivize management to achieve our short-term strategic and financial objectives consistent with our long-term goals. We believe that tying annual incentive compensation for our NEOs to the achievement of our annual financial and strategic growth objectives encourages collaboration across the executive leadership team.
In February 2024, the compensation committee approved the 2024 STIP design. STIP award payouts for 2024 were calculated as follows:

For our NEOs, the compensation committee approved Annual Incentive Adjusted Operating Income (“STIP AOI”) as the corporate performance metric for determining STIP awards. The committee selected STIP AOI because Adjusted Operating Income is a key performance indicator that the Company considers when evaluating Company performance as a whole. The committee set performance goals for STIP AOI that it believed would be challenging but achievable under the then-current economic assumptions and conditions. A discussion of how STIP AOI is calculated from GAAP revenue is provided in Appendix A to this proxy statement.
The performance objectives approved by the compensation committee and actual results for 2024 were as follows:

($ in thousands)	STIP AOI	Achievement Factor(1)
Maximum	$108.1	200%
Target	$90.1	100%
Threshold(2)	$72.1	50%
Actual	$67.7	0%

(1)	Payouts were capped at 200% of target opportunity and achievement factor percentages between outcomes were interpolated on a straight-line basis.
(2)	Threshold performance was required to fund the STIP.
2025 Proxy Statement	39

EXECUTIVE COMPENSATION

Each NEO’s target opportunity as approved by the compensation committee is set forth in the table below. Based on STIP AOI performance of $67.7 million, the STIP funded at 0% of target and our NEOs did not earn a STIP award for 2024.

Named Executive Officer	2024 Base Salary(1) ($)	Target Opportunity(2) (%)	Corporate Performance Earnout (%)	Achievement Factor(2) (%)	2024 STIP Award ($)
L. Reade Fahs	$1,030,000	100%	—	—	—
Melissa Rasmussen	$500,000	65%	—	—	—
Alexander N. Wilkes(3)	—	—	—	—	—
Patrick R. Moore	$650,000	75%	—	—	—
Mark S. Banner(3)	$500,000	60%	50%	30%	$150,000

(1)	Base salary as of July 2024.
(2)	Expressed as a percentage of base salary.
(3)
Messrs. Wilkes and Banner joined the Company on August 19, 2024, and July 8, 2024, respectively. Pursuant to their respective offer letters, Mr. Wilkes was not eligible for an award under the 2024 STIP, and Mr. Banner’s 2024 STIP award was guaranteed at the threshold level. The material terms of Messrs. Wilkes and Mr. Banner’s offer letters are set forth below under the heading “Agreements with Named Executive Officers.”

Although the STIP did not meet threshold performance objectives, the compensation committee approved STIP awards to participants other than the NEOs at 40% of target opportunity. In making this determination, the compensation committee considered, among other things, the importance of talent retention and strong performance in the fourth quarter as associates worked to execute on the Company’s transformation initiatives.
Long-Term Incentive Awards
Long-term incentive awards are granted under our 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”). We believe granting equity-based, long-term incentive awards strengthens the commitment of our executives to the Company’s long-term success and aligns their interests with those of our stockholders. We refer to these awards as “LTIP” awards.
2024 LTIP Awards
In February 2024, as part of our annual compensation cycle, the compensation committee granted equity awards to each of Messrs. Fahs and Moore and Ms. Rasmussen in the form of restricted stock units (“RSUs”) and performance stock units (“PSUs”), each representing 50% of the total target value of the 2024 LTIP awards for each NEO. This equity mix is consistent with our objective of emphasizing performance-based compensation and aligning the economic interests of our executive officers with those of our stockholders. The RSUs vest in equal installments on the first three anniversaries of the grant date, subject to continued employment on the vesting date. The PSUs may be earned based on our achievement measured against specified performance metrics over a three-year period as further described below under “Performance Stock Units.”
Messrs. Wilkes and Banner joined the Company after the regular annual compensation cycle. Upon joining the Company, the compensation committee approved 2024 LTIP awards to each of Messrs. Wilkes and Banner to immediately and strongly align their interests with those of our shareholders, consistent with our compensation philosophy described above. The value of their respective awards was determined in part based on the compensation of similarly situated executives, both within the Company and at the companies in our peer group.
40	2025 Proxy Statement

EXECUTIVE COMPENSATION

The following table reflects the target grant value approved by the compensation committee and the number of RSUs and PSUs granted to each NEO in February 2024 for Messrs. Fahs and Moore and Ms. Rasmussen, July 2024 for Mr. Banner and August 2024 for Mr. Wilkes.

Named Executive Officer	Target Grant Value ($)	Performance Stock Units (#)	Restricted Stock Units (#)
L. Reade Fahs	$4,000,000	84,962	84,962
Melissa Rasmussen	$500,000	10,621	10,621
Alexander N. Wilkes	$2,000,000	—	185,357
Patrick R. Moore	$1,000,000	21,241	21,241
Mark S. Banner	$900,000	35,184	35,184

Performance Stock Units
The PSUs granted in 2024 have a three-year performance period beginning on the first day of the 2024 fiscal year and ending on the last day of the fiscal year in 2026. PSU awards may be earned based on achievement of two performance metrics. The payout opportunity is 0% to 200% of the target number of PSUs granted.
Performance Metrics and Weighting

Performance Metric	Weighting
Adjusted Operating Income	75%
Return on Invested Capital	25%

Each of these performance metrics is measured separately for each fiscal year in the three-year performance period, and the compensation committee determines separate performance multipliers with respect to each metric for each such fiscal year. The average performance multiplier, calculated by taking the numeric average of the performance multipliers earned with respect to each fiscal year in the three-year performance period, will be used to calculate the number of units earned based on each metric.
The goals for each of these performance metrics were set by the compensation committee at the time of grant, with the performance conditions for the second and third years being based on achievement of goals relating to growth in AOI and ROIC. For each metric, the compensation committee believes that the goals set are appropriately challenging, yet reasonably attainable. Actual performance goals are not being disclosed before the end of the performance period because we believe such disclosure would be competitively harmful.
2025 Proxy Statement	41

EXECUTIVE COMPENSATION

2022 PSU Awards
For the three-year performance period ended on December 28, 2024, the PSUs granted in 2022 did not meet the minimum threshold performance requirements. The compensation committee certified the level of achievement for the 2022 PSUs based on the Company’s achievement over the three-year performance period of Adjusted Operating Income and ROIC as set forth below. As a result, all PSUs granted in 2022 were forfeited, and no shares were earned by the executives.

	2022		2023		2024		Three- year Average
($ in millions)	Actual	Performance Multiplier	Actual	Performance Multiplier	Actual	Performance Multiplier
Adjusted Operating Income (75% Weighting)	$96.5	0%	$77.0	0%	$62.7	0%	0%
ROIC (25% Weighting)	15.6%	0%	13.6%	0%	12.5%	0%	0%
Payout Level							0%

Other Elements of Compensation
Perquisites and Other Benefits
The benefits and perquisites provided to our NEOs are not a material part of executive compensation and are largely limited to those offered to our employees generally, or that we have otherwise determined are necessary or appropriate to attract and retain talented executives.
We also provide executives, including our NEOs, with additional basic life insurance coverage and supplemental long-term disability and accidental death insurance. In addition, Mr. Fahs receives assistance with tax accounting services and a Young Presidents’ Organization membership. In 2024, Mr. Wilkes received reimbursement for temporary housing under our executive level relocation package. The value of these perquisites and other personal benefits are reflected in the “All Other Compensation” column to the “Summary Compensation Table” and the accompanying footnotes.
Health and Welfare Benefits
We provide health and welfare benefits to our NEOs, which include medical, dental, life insurance, disability insurance and paid time off, on the same terms generally available to all salaried employees, subject to limitations under applicable law.
401(k) Savings Plan. Our eligible U.S. employees, including our NEOs, participate in the National Vision, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”). Eligible employees may enroll in the 401(k) Plan during the first month following three months of service with the Company. Under the 401(k) Plan, we match 50% of the first 3% of a participant’s contributions. The Company’s matching contributions vest pro rata over each of the following four years of employment with the Company.
Associate Stock Purchase Plan. We have maintained an Associate Stock Purchase Plan (the “ASPP”) since 2018. The ASPP provides all our eligible U.S. employees, including our NEOs, the opportunity to purchase up to $25,000 in our common stock annually at a 10% discount to the market price of our stock.
Severance Benefits
The Company provides severance protections to our NEOs under the National Vision Holdings, Inc. Executive Severance Plan (the “Executive Severance Plan”) in order to offer competitive total compensation packages and to be competitive in the Company’s executive attraction and retention efforts. The Executive Severance Plan provides for severance payments and benefits to our NEOs, upon a termination of employment by the Company without cause or by the executive for good reason (each as defined in the Executive Severance Plan), in each case, subject to (i) the executive’s execution and
42	2025 Proxy Statement

EXECUTIVE COMPENSATION

non-revocation of a release of claims in favor of the Company and (ii) the executive’s continued compliance with the covenants in the executive’s agreements with the Company pertaining to confidentiality, non-interference and invention assignment. The payments to which each NEO may be entitled under the Executive Severance Plan are further described under “Potential Payments upon Termination or Change in Control.”
Additional Compensation Policies
Restrictive Covenants
Our NEOs are subject to specified restrictive covenants, including confidentiality and non-disparagement covenants and covenants related to non-competition and non-solicitation of our employees, consultants and independent contractors at all times during the NEO’s employment, and for specific periods following the termination of employment for any reason. The post-employment restricted time periods are as follows: Mr. Fahs for twenty-four months after termination; Ms. Rasmussen and Messrs. Wilkes and Moore for eighteen months after termination; and Mr. Banner for twelve months after termination.
Stock Ownership Guidelines
Our Board of Directors has adopted stock ownership guidelines (the “Guidelines”) applicable to our executive officers and directors. These Guidelines align the interests of our management and directors with those of our stockholders. Executive officers are required to hold shares having a market value equal to at least:
•	Chief Executive Officer: 6x annual base salary
•	Other Executive Officers: 3x annual base salary
There is no required time period within which an executive officer must attain the applicable stock ownership level under the Guidelines. However, until the applicable ownership level is achieved, executive officers must retain 50% of vested shares net of stock option exercise and tax withholding.
Shares that count toward these ownership requirements include shares owned outright, shares held in the Company’s 401(k) Plan or other retirement plan and RSUs (whether vested or unvested). As of December 28, 2024, Messrs. Fahs, Wilkes and Moore have met or exceeded their current ownership requirements and the remaining NEOs are subject to the restrictions in the guidelines until their ownership requirements are met. The retention requirement for shares applies to all prior and future grants.
Securities Trading Policy; Hedging and Pledging
Our Securities Trading Policy governs the purchase, sale and/or other dispositions of our securities by our officers, directors, employees or us. We believe our Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards.
Directors and executive officers are prohibited from hedging or monetization transactions including, but not limited to, variable forward contracts, equity swaps, collars and exchange funds, or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in Company securities. Our Securities Trading Policy discourages employees from purchasing Company securities on margin or borrowing against any account in which Company securities are held, or pledging Company securities as collateral for a loan. For directors and officers, the pledging of Company securities is limited to those situations approved by the Company’s General Counsel.
A copy of our Securities Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K.
2025 Proxy Statement	43

EXECUTIVE COMPENSATION

Clawback Policy
In October 2023, the compensation committee adopted the Incentive Compensation Recovery Policy (the “Clawback Policy”), which is compliant with SEC and Nasdaq requirements. Pursuant to the Clawback Policy, if the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, then we will seek to recover reasonably promptly from any current or former executive officer any erroneously paid incentive-based compensation (including equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made, regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data. This mandatory recoupment provision is subject to certain limited exceptions, as provided in the Clawback Policy and permitted under SEC and Nasdaq requirements.
In addition to the mandatory recoupment provision described above, the Clawback Policy also includes a discretionary recoupment provision, which allows the compensation committee to apply the Clawback Policy to additional employees and to recover additional amounts from an executive officer, former executive officer, or other covered employee if the compensation committee determines that incentive compensation was based on financial results or operating metrics that were satisfied as a result of such person’s fraud, willful misconduct or gross negligence, or such person engaged in any intentional misconduct that caused the Company financial or reputational harm. For purposes of these discretionary provisions, the term “intentional misconduct” means an intentional violation of law, an intentional violation of the Company’s Code of Conduct, or an intentional violation of a written ethics or compliance policy of the Company. The Clawback Policy is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024.
Compensation Risk Assessment
The compensation committee, with the assistance of Meridian, reviewed our incentive programs to assess whether the programs encourage inappropriate risk-taking. Based on its review, the compensation committee concluded that any risks arising from the Company’s compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the company.
Tax and Accounting Considerations
We consider the effect of tax, accounting and other regulatory requirements in designing and implementing compensation programs so that our programs meet regulatory requirements and efficiently deliver compensation. While these factors may impact plan designs, ultimately, decisions reflect the pay strategy of the Company and the intent of our programs.
Equity Grant Practices
While we do not have a formal equity grant policy, equity awards granted as part of our annual compensation cycle are granted no earlier than the day immediately following the second trading day following our release of quarterly earnings results, which the compensation committee believes is a sufficient amount of time for the public markets to absorb our quarterly earnings results. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Agreements with Named Executive Officers
Agreement with Mr. Fahs
On April 28, 2025, in connection with the Succession Plan, we entered into an Executive Chair Agreement with Mr. Fahs which provides for the terms of his service as Executive Chairman. In accordance with his new position and responsibilities, Mr. Fahs’ salary will be reduced to $700,000
44	2025 Proxy Statement

EXECUTIVE COMPENSATION

effective August 1, 2025. His target annual cash incentive opportunity will remain unchanged for 2025 but will be reduced to $560,000 for 2026, and he will not receive an annual cash incentive award for 2027. In 2026, Mr. Fahs will receive an award of RSUs having a grant date value equal to $2,000,000, which will vest in three annual installments, conditioned upon his continued employment through the date of our annual meeting in 2027, which is when the initial term of the Executive Chair Agreement ends. If we terminate the Executive Chair Agreement without “cause” or Mr. Fahs resigns for “good reason” (as such terms are defined in the Executive Chair Agreement) before the end of the initial term, then, conditioned upon his execution and non-revocation of a general release of claims, Mr. Fahs will receive severance equal to the remaining salary that he would have earned through the end of the term, payable in installments in accordance with our normal payroll practices, plus his target cash bonus for the year of termination (if any), and continued vesting of his then-outstanding equity awards. A copy of the Executive Chair Agreement will be filed with the Company’s next quarterly report on Form 10-Q.
Transition and Separation Agreement with Ms. Rasmussen
In January, 2025, the Company announced that Ms. Rasmussen would be leaving the Company to pursue another opportunity. In February 2025, after concluding negotiations concerning her departure, the Company and Ms. Rasmussen entered into a transition and separation agreement under which Ms. Rasmussen agreed to remain with the Company through close of business on March 3, 2025, to continue to carry out the duties and responsibilities of the role of Chief Financial Officer during such time, including participating in the Company’s earnings calls and assisting in the preparation and filing of the Company’s annual report for the 2024 fiscal year; to actively transfer her duties and responsibilities to such persons as the Company may designate, including to her successor; and to provide such additional assistance as may be requested by the Company’s Chief Executive Officer or Board of Directors. At the end of the transition period, Ms. Rasmussen’s employment with the Company was terminated, and Ms. Rasmussen received the associated severance and termination benefits under the Company’s Executive Severance Plan, the terms of which are further described under “Potential Payments upon Termination or Change in Control.” A copy of the transition and separation agreement will be filed with the Company’s next quarterly report on Form 10-Q.
Other Agreements
In connection with the commencement of their employment, the compensation committee approved an offer letter with respect to each of Mr. Wilkes and Mr. Banner, outlining, among other matters, their compensation arrangements. These offers and accompanying compensation arrangements resulted from arm’s-length negotiations and considering the compensation of similarly situated executives, both within the Company and at the companies in our peer group. As a result, we believe they reflect market terms for an executive of a company of our size in our industry.
•
Pursuant to his offer letter, upon joining the Company, Mr. Wilkes received a cash sign-on bonus in the amount of $232,000 and a long-term incentive award with a value of $2,000,000 in the form of RSUs, which vest one-third on each of the first three anniversaries of the grant date. Additionally, Mr. Wilkes’ offer letter provides for (i) a base salary of $600,000, (ii) a target annual cash incentive opportunity of 75% of his base salary beginning in 2025, and (iii) reimbursement of relocation expenses.

•
Pursuant to his offer letter, upon joining the Company, Mr. Banner received a cash sign-on bonus in the amount of $120,000, net of tax, and a long-term incentive award with a value of $900,000 half in the form of RSUs, which vest one-third on each of the first three anniversaries of the grant date, and half in the form of PSUs with a three-year performance period. Additionally, Mr. Banner’s offer letter provides for (i) a guaranteed STIP payout at the threshold level, (ii) a base salary of $500,000, (ii) a target annual cash incentive opportunity of 60% of his base salary, and (iii) a target equity award value of $900,000 beginning in 2025.

2025 Proxy Statement	45

EXECUTIVE COMPENSATION

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the Securities and Exchange Commission.

Compensation Committee

Thomas V. Taylor, Jr., Chair
Susan Somersille Johnson
Naomi Kelman
James M. McGrann
Caitlin Zulla

46	2025 Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation Tables
Summary Compensation Table
The following table presents summary information about the total compensation earned by or paid to our NEOs for the fiscal years ended December 28, 2024, December 30, 2023, and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
L. Reade Fahs Chief Executive Officer	2024	1,013,846	—	4,000,011	—	—	38,806	5,052,663
	2023	1,000,000	—	6,000,007	—	1,578,900	38,531	8,617,438
	2022	991,196	—	3,250,006	—	—	32,100	4,273,302
Melissa Rasmussen(6) Senior Vice President, Chief Financial Officer	2024	452,615	—	700,038	—	—	12,575	1,165,228
	2023	405,539	—	875,043	—	390,304	7,274	1,678,160
Alexander N. Wilkes(7) President	2024	196,154	232,000	2,000,002	—	—	39,310	2,467,466
Patrick R. Moore(8) Former Senior Vice President, Chief Operating Officer, Special Advisor, and Interim Chief Financial Officer	2024	632,769		1,000,026	—	—	4,522	1,637,317
	2023	608,308	—	1,500,035	—	731,820	9,808	2,849,971
	2022	623,885	—	1,000,067	—	—	6,219	1,630,171
Mark S. Banner(7) Senior Vice President, President of America’s Best	2024	222,154	333,414	850,011	—	—	1,526	1,456,101

(1)
The amount in this column for Mr. Wilkes represents his cash sign-on bonus. Pursuant to his offer letter, Mr. Banner’s 2024 STIP award was guaranteed at the threshold level. The amount in this column for Mr. Banner represents the payment of this award as well as a cash sign-on bonus of $120,000, net of tax.

(2)
Reflects the aggregate grant date fair value of the stock awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. Information about the assumptions used to value these awards is set forth in our Annual Report on Form 10-K in Note 7 to our Consolidated Financial Statements for the year ended December 28, 2024.

(3)
For 2024, amounts reflect the aggregate grant date fair value of performance stock units granted to Mr. Fahs ($2,000,005), Ms. Rasmussen ($250,018), Mr. Moore ($500,013), and Mr. Banner ($450,003) in 2024 at the target award level and restricted stock units. With respect to performance stock units, the value realized by each of them at the end of the three-year performance period will depend on the company’s achievement of Adjusted Operating Income and Return on Invested Capital over the performance period and will range from 0% to 200%. If the highest level of performance conditions is met, the grant date fair value of these awards would be as follows: Mr. Fahs ($4,000,011), Ms. Rasmussen ($500,037), Mr. Moore ($1,000,026), and Mr. Banner ($900,007).

(4)	These cash incentive payments were earned for the year listed and paid in the following year.
(5)	All Other Compensation for 2024 included:
(a)
Employer matching contributions to our 401(k) plan for each of Mr. Fahs ($15,250), Ms. Rasmussen, Mr. Wilkes and Mr. Banner. Our 401(k) Plan provides for a 50% matching contribution on the first 3% of participants’ pre-tax contributions up to IRS limits.

(b)
Payment of life insurance premiums for each of Mr. Fahs, Ms. Rasmussen, Mr. Wilkes and Mr. Banner. Each of our NEOs is entitled to basic life insurance coverage of up to the lesser of two times base salary or $500,000.

(c)
Payment of supplemental long-term disability and accidental death insurance premiums for each of our NEOs. Each of our NEOs is entitled to supplemental long-term disability and accidental death insurance coverage. The total benefit maximum of both the basic and supplemental disability insurance coverage is $10,000 per month, and the maximum accidental death benefit is up to the lesser of two times base salary or $500,000.

(d)
Payment or provision of certain perquisites. For each of Ms. Rasmussen, Mr. Moore and Mr. Banner, the total value of all perquisites is less than $10,000. The amount in this column for Mr. Fahs includes: (i) amount paid for a financial wellness program; (ii) reimbursement for Young Presidents’ Organization membership; (iii) the cost of tax accounting services; and (iv) the value of an associate eyewear coupon. The amount in this column for Ms. Rasmussen reflects $3,701 for an executive physical and the value of an associate eyewear coupon. The amount in this column for Mr. Wilkes the incremental cost to the Company of providing temporary housing under the executive relocation package ($38,737).

(6)	Compensation for Ms. Rasmussen is provided only for 2024 and 2023 because she was not an NEO in 2022.
2025 Proxy Statement	47

EXECUTIVE COMPENSATION

(7)
Messrs. Wilkes and Banner joined the Company on August 19, 2024, and July 8, 2024, respectively. For 2024, Messrs. Wilkes and Banner’s base salaries were paid at an annualized rate of $600,000 and $500,000, respectively. The amount shown for each of them reflects the actual amount of base salary paid to them during 2024. We granted equity awards to Messrs. Wilkes and Banner upon joining our company to immediately and strongly align their interests with those of our shareholders. In addition, upon joining our company, Messrs. Wilkes and Banner received a cash payment of $232,000 and $ $183,414, respectively, to compensate them for benefits forfeited upon leaving their prior employer. The material terms of Messrs. Wilkes and Mr. Banner’s offer letters are set forth above under the heading “Agreements with Named Executive Officers.”

(8)
Mr. Moore served as our Senior Vice President, Chief Operating Officer through August 19, 2024, after which he assumed the role of Special Advisor through December 28, 2024. On March 4, 2025, Mr. Moore was appointed as Interim Chief Financial Officer and served in that role through March 31, 2025. Effective April 1, 2025, Mr. Moore assumed an advisory role with the Company.

Grants of Plan-Based Awards in 2024
The following table sets forth information about the non-equity incentive awards and equity-based awards granted to our NEOs in the fiscal year ended December 28, 2024.

Named Executive Officer	Grant Date	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares or Stock or Units(5) (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
L. Reade Fahs			515,000	1,030,000	2,060,000
	3/1/2024	2/12/2024				42,481	84,962	169,924		2,000,005
	3/1/2024	2/12/2024							84,962	2,000,005
Melissa Rasmussen			162,500	325,000	650,000
	3/1/2024	2/12/2024				5,311	10,621	21,242		250,018
	3/1/2024	2/12/2024							10,621	250,018
	4/29/2024	4/25/2024				2,835	5,669	11,338		100,001
	4/29/2024	4/25/2024							5,669	100,001
Alexander N. Wilkes	8/19/2024	8/6/2024							185,357	2,000,002
Patrick R. Moore			243,750	487,500	975,000
	3/1/2024	2/12/2024				10,621	21,241	42,482		500,013
	3/1/2024	2/12/2024							21,241	500,013
Mark S. Banner			150,000	300,000	600,000
	7/8/2024	6/27/2024				17,592	35,184	70,368		450,003
	7/8/2024	6/27/2024							35,184	450,003

(1)	This column indicates if the date on which our compensation committee approved the award differs from the award grant date.
(2)
The amounts in this column represent the possible awards under the Short Term Incentive Plan (“STIP”). For NEOs other than Messrs. Wilkes and Banner, actual payments under these awards were determined in February 2024, paid in March 2024, and are included in the Non-Equity Incentive Plan Compensation column of the 2024 Summary Compensation Table. Pursuant to his offer letter, Mr. Wilkes was not eligible for an award under the 2024 STIP. Pursuant to his offer letter, Mr. Banner’s target STIP opportunity for 2024 was 60% of his base salary, with payout guaranteed at the threshold level. This amount was paid in March 2024, and is included in the Bonus column of the 2024 Summary Compensation Table. The material terms of Messrs. Wilkes and Mr. Banner’s offer letters are set forth above under the heading “Agreements with Named Executive Officers.”

(3)	All of the awards reported in this table were made under the 2017 Omnibus Plan.
(4)
The performance stock units reported in this table at the target level have a three-year performance period. The number of shares issued at vesting will be determined as described above under “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Awards—Performance Stock Units,” and will range from 0% to 200% of the target award.

(5)	One third of the restricted stock units reported in the table vest on the first three anniversaries of the grant date.
(6)
Reflects the grant date fair value of the restricted stock unit awards under FASB ASC Topic 718. Information about the assumptions used to value these awards is set forth in our Annual Report on Form 10-K in Note 7 to our Consolidated Financial Statements for the year ended December 28, 2024.

48	2025 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at December 28, 2024

		Option Awards				Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1) ($)
L. Reade Fahs	3/1/2019	54,114	35.19	3/1/2029
	2/28/2020	41,089	34.82	2/28/2030
	3/5/2021	29,685	45.66	3/5/2031
	3/2/2022							21,326(2)	225,416
	3/2/2022					14,217(3)	150,274
	3/3/2023							134,469(4)	1,421,337
	3/3/2023					89,646(5)	947,558
	3/1/2024							84,962(6)	898,048
	3/1/2024					84,962(7)	898,048
Melissa Rasmussen	7/29/2019	4,586(8)		31.73	7/29/2029
	2/28/2020	1,948(8)		34.82	2/28/2030
	3/5/2021	1,890(8)		45.66	3/5/2031
	3/2/2022							2,297(2)	24,279
	3/2/2022					1,532(9)	16,193
	3/3/2023							19,611(4)	207,288
	3/3/2023					13,074(9)	138,192
	3/1/2024							10,621(6)	112,264
	3/1/2024					10,621(9)	112,264
	4/29/2024							5,669(6)	59,921
	4/29/2024					5,669(9)	59,921
Alexander N. Wilkes	8/19/2024					185,357(10)	1,959,223
Patrick R. Moore	10/25/2017	92,443		22.00	10/25/2027
	3/1/2019	21,098		35.19	3/1/2029
	2/28/2020	18,262		34.82	2/28/2030
	3/5/2021	7,557		45.66	3/5/2031
	3/2/2022							4,594(2)	48,559
	3/2/2022					3,063(3)	32,376
	10/5/2022					2,889(11)	30,537
	3/3/2023							33,618(4)	355,342
	3/3/2023					22,412(5)	236,895
	3/1/2024							21,241(6)	224,517
	3/1/2024					21,241(7)	224,517
Mark S. Banner	7/8/2024							35,184(6)	371,895
	7/8/2024					35,184(12)	371,895

(1)
The amounts in this column were calculated by multiplying, $10.57 the closing market price of our common stock on December 27, 2024, the last trading day of the fiscal year, by the number of unvested shares or units.

(2)
For the PSUs granted in 2022, performance through December 28, 2024, was below the applicable threshold level and, in accordance with SEC rules, such units are included in this table at the threshold level. The performance period for these PSUs ended on December 28, 2024, but the PSUs remained subject to certification of results by the compensation committee. In February 2025, the compensation committee certified the level of achievement for the 2022 PSUs, which did not meet the minimum threshold performance requirements. As a result, all PSUs granted in 2022 were forfeited, no shares were earned by the executives, and the PSUs are no longer outstanding.

(3)	These RSUs vested on March 2, 2025.
(4)	For the PSUs granted in 2023, performance through December 28, 2024, was at the target level and, in accordance with SEC rules, such units are included in this table at the target level.
(5)	Includes RSUs representing one-third of the original grant that vested on March 3, 2025, as follows: Mr. Fahs (44,823) and Mr. Moore (11,206). The remaining RSUs will vest on March 3, 2026.
2025 Proxy Statement	49

EXECUTIVE COMPENSATION

(6)
For the PSUs granted in 2024, performance through December 28, 2024, was between the applicable target and threshold levels and nearer to the applicable target level and, in accordance with SEC rules, such units are included in this table at the target level.

(7)
Includes RSUs representing one-third of the original grant that vested on March 1, 2025, as follows: Mr. Fahs (28,320) and Mr. Moore (11,206). Half of the remaining RSUs will vest on each of March 3, 2025, and March 3, 2026.

(8)	These options were canceled upon termination of Ms. Rasmussen’s employment with the Company.
(9)	These RSUs were forfeited upon termination of Ms. Rasmussen’s employment with the Company.
(10)	One-third of these RSUs will vest on each of August 19, 2025, August 19, 2026, and August 19, 2027.
(11)	The remaining RSUs will vest on October 5, 2025.
(12)	One-third of these RSUs will vest on each of July 8, 2025, July 8, 2026, and July 8, 2027.
Option Exercises and Stock Vested in 2024
The following table provides information regarding options exercised by and restricted stock units or performance stock units vested for the NEOs during the fiscal year ended December 28, 2024.

Named Executive Officer	Option Awards		Restricted Stock Units and Performance Stock Units
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
L. Reade Fahs	—	—	84,137	1,957,496
Melissa Rasmussen	—	—	9,667	226,090
Alexander N. Wilkes	—	—	—	—
Patrick R. Moore	21,360	70,808	23,546	510,925
Mark S. Banner	—	—	—	—

(1)
The “Value Realized on Exercise” was calculated in accordance with SEC rules by multiplying the gross number of shares underlying the exercised stock options times the difference between the closing price of our common stock on the exercise date and the exercise price of the option and, along with the “Number of Shares Acquired on Exercise,” has not been reduced to account for any shares withheld by the company to satisfy the exercise price or tax liability incident to the exercise of stock options.

(2)
The “Value Realized on Vesting” was calculated in accordance with SEC rules by multiplying the gross number of shares underlying the vested restricted stock units times the closing price of our common stock on the vesting date. The “Value Realized on Vesting” and “Number of Shares Acquired on Vesting” have not been reduced to account for any shares withheld by the company to satisfy the tax liability incident to the vesting of restricted stock units.

Potential Payments upon Termination or Change in Control
The following section describes the payments and benefits that may become payable to the NEOs in connection with their termination of employment and/or a change in control. The following descriptions of potential payments to our named executive officers upon termination of employment or a change of control are qualified in their entirety by reference to the relevant policy, plan or agreement. All such payments and benefits will be paid or provided by us or National Vision, Inc.
A “Qualifying Termination” under the arrangements means termination of employment by the Company without cause or by the executive for good reason. “Cause” under the arrangements generally refers to specified types of serious misconduct that may harm our company. In some cases, executive officers have “good reason” to terminate their employment if there is a material negative change to their working conditions or position within our organization or if we breach the terms of the agreements. “Disability” generally means the complete and permanent inability of the executive by reason of illness or accident to perform their duties. The definitions may vary among different arrangements.
50	2025 Proxy Statement

EXECUTIVE COMPENSATION

A “change in control” under the 2017 Omnibus Plan generally will occur if: any person becomes the beneficial owner of securities representing 50% or more of our outstanding shares of common stock or combined voting power, including by purchase, merger, consolidation, combination or other similar transaction; specified changes occur to our incumbent board of directors; or we complete a plan of complete liquidation or dissolution or the sale or disposition of all or substantially all of our assets occurs. The complete definitions of cause, good reason, disability and change in control are set forth in the policy and agreements described herein, all of which we have filed with the SEC.
Executive Severance Plan
The Executive Severance Plan provides for severance payments and benefits to eligible employees, including our NEOs, upon a Qualifying Termination. In the event of a Qualifying Termination, the Executive Severance Plan provides, in addition to certain accrued obligations, for the following payments and benefits:
•	A lump-sum pro-rata bonus for the year of termination of employment, based on actual performance;
•
An amount equal to the sum of the executive’s (x) annual base salary and (y) bonus based on target performance, which we refer to collectively as the “cash severance amount,” times the multiplier applicable to such executive, which is 2.0 for Mr. Fahs, 1.5 for Ms. Rasmussen and Messrs. Wilkes and Moore, and 1.0 for Mr. Banner, payable over a period of 24 months for Mr. Fahs, 18 months for Ms. Rasmussen and Messrs. Wilkes and Moore, and 12 months for Mr. Banner; and

•
Continued health insurance coverage at substantially the same level as provided immediately prior to the termination of employment, at the same cost as generally provided to our similarly situated active employees, which we refer to as the welfare benefit, for a period of 24 months for Mr. Fahs, 18 months for Ms. Rasmussen and Messrs. Wilkes and Moore, and 12 months for Mr. Banner.

Upon a Qualifying Termination that occurs within the two-year period following a change in control, the Executive Severance Plan provides, in addition to certain accrued obligations, for the following payments and benefits:
•	A lump-sum pro-rata bonus for the year of termination of employment, based on target performance;
•
The cash severance amount, times the multiplier applicable to such executive, which is 2.5 for Mr. Fahs, 2.0 for Ms. Rasmussen and Messrs. Wilkes and Moore, and 1.5 for Mr. Banner, payable in a lump sum within 60 days following the covered termination;

•	Health and welfare benefits for a period of 30 months for Mr. Fahs, 24 months for Ms. Rasmussen and Messrs. Wilkes and Moore, and 18 months for Mr. Banner; and
•	Payment of, or reimbursement for, up to $20,000 in outplacement services within the six-month period following termination of employment.
Any outstanding awards granted to NEOs under the Company’s equity plans will vest in accordance with the terms of the respective plan and the applicable award agreement, as detailed further below.
Payments and benefits under the Executive Severance Plan are subject to (i) the executive’s execution and non- revocation of a release of claims in favor of the Company and (ii) continued compliance with the executive’s confidentiality, non-interference and invention assignment obligations to the Company.
Performance Stock Units
Effect of Change in Control on Vesting. Upon a change in control, performance stock units will be converted into a number of restricted stock units equal to the greater of the target number of performance stock units or the number of performance stock units that would have been earned based
2025 Proxy Statement	51

EXECUTIVE COMPENSATION

on the actual performance as of the date of the change in control. If a successor does not assume, convert, or replace the award in connection with the change in control, or upon a Qualifying Termination within the two-year period following a change in control, the converted award will become fully vested.
Effect of Death or Disability on Vesting. Upon a termination of a NEO’s employment with the Company by reason of death or disability, the outstanding and unvested performance stock units will become vested assuming a payout at 100% of the target award.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability on vesting of performance stock units, unvested performance stock units will not become vested following termination of employment with us for any reason, including retirement or a Qualifying Termination, and any performance stock units that are unvested as of the date of termination of employment will immediately be forfeited.
Restricted Stock Units
Effect of Change in Control on Vesting. In the event of a Qualifying Termination within the two-year period following a change in control, unvested restricted stock units will become vested.
Effect of Death or Disability on Vesting. Upon a termination of a NEO’s employment with the Company by reason of death or disability, unvested restricted stock units will become vested.
Effect of Retirement on Vesting. Upon a NEO’s retirement (as defined in the 2017 Omnibus Plan), a pro rata portion of the restricted stock units that would have vested on the next vesting date following the termination date will become vested.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability or retirement, unvested restricted stock units will not become vested following termination of employment with us for any reason, including a Qualifying Termination, and any restricted stock units that are unvested as of the date of termination of employment will immediately be forfeited.
Transition and Separation Agreement with Ms. Rasmussen
In January 2025, the Company announced that Ms. Rasmussen would be leaving the Company to pursue another opportunity. In February 2025, after concluding negotiations concerning her departure, the Company and Ms. Rasmussen entered into a transition and separation agreement under which Ms. Rasmussen agreed to remain with the Company through close of business on March 3, 2025, to continue to carry out the duties and responsibilities of the role of Chief Financial Officer during such time, including participating in the Company’s earnings calls and assisting in the preparation and filing of the Company’s annual report for the 2024 fiscal year; to actively transfer her duties and responsibilities to such persons as the Company may designate, including to her successor; and to provide such additional assistance as may be requested by the Company’s Chief Executive Officer or Board of Directors. At the end of the transition period, Ms. Rasmussen’s employment with the Company was terminated, and Ms. Rasmussen received the associated severance and termination benefits described herein for a Qualifying Termination of Employment under the Company’s Executive Severance Plan. A copy of the transition and separation agreement will be filed with the Company’s next quarterly report on Form 10-Q.
52	2025 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payment upon Termination of Employment
The following table lists the payments and benefits that would have been triggered for each of our NEOs under the circumstances described below assuming that the applicable triggering event occurred on December 28, 2024. Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 28, 2024, the last day of fiscal 2024, and using the closing market price of our common stock on December 27, 2024, the last trading day in fiscal 2024 ($10.57 per share). All outstanding stock options were fully-vested as of December 28, 2024; accordingly, we did not include such stock options in the disclosure below.

Named Executive Officer	Severance Benefit(1) ($)	Continuation of Health Benefits(2) ($)	Performance Stock Units (3) ($)	Restricted Stock Units(4) ($)
L. Reade Fahs
Qualifying Termination of Employment	4,120,000	1,428	—	124,336
Qualifying Termination following Change in Control	5,170,000	1,786	2,770,207	1,995,880
Termination Upon Death or Disability	—	—	2,770,207	1,995,880
Retirement(5)	—	—	—	763,537
Melissa Rasmussen(6)
Qualifying Termination of Employment	1,237,500	40,917	—	13,398
Qualifying Termination following Change in Control	1,670,000	54,556	428,032	326,571
Termination Upon Death or Disability	—	—	428,032	326,571
Retirement(5)	—	—	—	—
Alexander N. Wilkes
Qualifying Termination of Employment	1,575,000	17,936	—	708,541
Qualifying Termination following Change in Control	2,120,000	23,915	—	1,959,223
Termination Upon Death or Disability	—	—	—	1,959,223
Retirement(5)	—	—	—	—
Patrick R. Moore
Qualifying Termination of Employment	1,706,250	40,917	—	26,788
Qualifying Termination following Change in Control	2,295,000	54,556	676,966	524,325
Termination Upon Death or Disability	—	—	676,966	524,325
Retirement(5)	—	—	193,701
Mark S. Banner
Qualifying Termination of Employment	950,000	27,278	—	177,287
Qualifying Termination following Change in Control	1,370,000	40,917	371,895	371,895
Termination Upon Death or Disability	—	—	371,895	371,895
Retirement(5)	—	—	—	—

(1)
Amounts reported represent (i) upon a Qualifying Termination of employment (A) a lump-sum pro-rata bonus for the year of termination, based on actual performance and (B) the cash severance amount, times the multiplier applicable to such executive (2.0 for Mr. Fahs, 1.5 for Ms. Rasmussen and Messrs. Wilkes and Moore, and 1.0 for Mr. Banner, payable over a period of 24 months for Mr. Fahs, 18 months for Ms. Rasmussen and Messrs. Wilkes and Moore, and 12 months for Mr. Banner) and (ii) upon a Qualifying Termination of employment in the two-year period following a change in control (A) a lump-sum pro-rata bonus for the year of termination, based on target performance, (B) the cash severance amount, times the multiplier applicable to such executive (2.5 for Mr. Fahs, 2.0 for Ms. Rasmussen and Messrs. Wilkes and Moore, and 1.5 for Mr. Banner), in a lump sum and (C) payment of, or reimbursement for, up to $20,000 in outplacement services within the six-month period following termination of employment.

(2)
The amounts reported represent the cost of providing each applicable NEO with the welfare benefit (i) upon a Qualifying Termination of employment, for a period of 24 months for Mr. Fahs, 18 months for Ms. Rasmussen and Messrs. Wilkes and Moore, and 12 months for Mr. Banner and (ii) upon a Qualifying Termination of employment in the two-year period following a change in control, for a period of 30 months for Mr. Fahs, 24 months for Ms. Rasmussen and Messrs. Wilkes and Moore, and 18 months for Mr. Banner.

2025 Proxy Statement	53

EXECUTIVE COMPENSATION

(3)
The amounts reported represent vesting of PSUs upon a Qualifying Termination of employment, a Qualifying Termination of employment following a change in control, and as a result of termination upon death or disability, as applicable, and are based on the closing price of our common stock of $10.57 per share on December 27, 2024, the last in fiscal 2024.

(4)
The amounts reported represent vesting of RSUs upon a Qualifying Termination of employment, a Qualifying Termination of employment following a change in control, as a result of termination upon death or disability, and upon retirement as applicable, and are based on the closing price of our common stock of $10.57 per share on December 27, 2024, the last trading day in fiscal 2024.

(5)
Retirement as used in the grant agreements means the participant’s voluntary resignation from employment, other than while grounds for Cause exist, when (1) (x) the participant’s age is at least (60) years old and (y) the participant’s number of years with the Company and its predecessors is at least (10) years or (2) the participants age is at least sixty-five (65)) years old.

(6)
Ms. Rasmussen’s employment with the Company was terminated on March 3, 2025, and she received the severance benefits described herein for a Qualifying Termination of Employment as of that date. See “Transition and Separation Agreement with Ms. Rasmussen” for a description of her transition and separation agreement.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 28, 2024, none of the members of our compensation committee has at any time been one of our executive officers or employees or, other than as noted herein and in the Transactions with Related Persons section above, had any relationship requiring disclosure by the Company. During the same period, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) or as a director of any other entity whose executive officers served on our Board or compensation committee.
Equity Compensation Plan Information
All numbers in the following table are as of December 28, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,812,001	$28.80	6,094,815
Equity compensation plans not approved by security holders	—	—	—
Total	2,812,001	$28.80	6,094,815

(a)
Includes 163,515 shares issuable under the 2014 Stock Incentive Plan. The weighted-average exercise price of such options within this plan is $15.60. Includes 2,648,486 shares issuable under the 2017 Omnibus Incentive Plan. Included within the 2,648,486 shares are 861,246 shares that could be issued upon the vesting of PSU awards, assuming target level of achievement, other than for the 2021 PSU awards which have been incorporated here at their actual level of achievement. The weighted-average exercise price of such options within this plan is $33.78.

(b)	The weighted-average exercise price excludes shares in of common stock that may be issued upon the settlement of RSUs or PSUs.
(c)
Includes 5,560,023 shares that can be issued pursuant to future awards under the 2017 Omnibus Incentive Plan and 534,792 shares that can be issued under our ASPP. Total does not include (i) 20,848 shares purchased during our ASPP offering period ended February 28, 2025, and (ii) 21,584 shares subject to purchase during our current ASPP offering period ending May 31, 2025, which are estimated based on the closing price of the Company’s common stock of $12.66 on March 1, 2025, the first day in the current ASPP offering period, including the 10% discount.

54	2025 Proxy Statement

EXECUTIVE COMPENSATION

CEO Pay Ratio
The Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and the compensation disclosure rules of the SEC require the Company to disclose the ratio of the annual total compensation of Mr. Fahs, our CEO, to the median of the annual total compensation of the employees of the Company (other than our CEO) (the “CEO Pay Ratio”).
For fiscal 2024:
•	the median of the annual total compensation of all our employees (other than Mr. Fahs, our CEO), was $30,298; and
•	the annual total compensation of Mr. Fahs, our CEO, as reported in the Summary Compensation Table was $5,052,663.
Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 167:1.
To determine this pay ratio, we identified our median employee using our employee population as of November 1, 2024, which consisted of approximately 13,254 full-time and part-time employees, with 100% of these individuals located in the United States. To identify our median employee, we used salary/wages and annual incentive/bonus from our payroll records in fiscal 2024 as our consistently applied compensation measure. In making this determination, we annualized the compensation of full-time and part-time employees who were hired or separated in fiscal 2024 but did not work for us for the entire fiscal year. This methodology of identifying the median employee was the same as the methodology we used in determining our pay ratio disclosure for fiscal 2023. After identifying our median employee, we calculated the median employee’s compensation for fiscal 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K of the Exchange Act. Compensation amounts were determined from our human resources and payroll systems of record.
Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Due to the flexibility afforded by Item 402(u) in allowing companies to adopt a wide range of methodologies and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios reported by other companies.
2025 Proxy Statement	55

EXECUTIVE COMPENSATION

Pay Versus Performance
The Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and the compensation disclosure rules of the SEC require us to disclose the following information regarding “compensation actually paid” to our NEOs and certain financial performance measures. The dollar amounts for “compensation actually paid” are calculated in accordance with Item 402(v) of Regulation S-K and do not necessarily reflect the actual amount of compensation earned by or paid to our NEOs in the applicable year. For information on our compensation policies and decisions regarding our named executive officers, including how we align executive compensation with Company performance, see “Compensation Discussion and Analysis.”

Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2)(3)(4) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3)(5) ($)	Value of Initial Fixed $100 Investment Based On:(6)		Net Income(7) (000s) ($)	Adjusted Operating Income(7)(8) (000s) ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2024	5,052,663	(818,685)	1,681,528	992,290	31.93	146.87	(27,165)	65,489
2023	8,617,438	6,765,366	1,966,566	1,578,640	63.23	216.96	(65,901)	72,321
2022	4,273,302	757,212	1,083,585	184,561	117.10	182.73	42,122	87,795
2021	5,728,490	6,667,573	1,465,467	1,644,163	144.98	132.30	128,244	204,749
2020	3,976,328	6,195,764	1,026,347	1,619,425	136.83	111.70	36,277	134,148

(1)	The table below shows who were the Principal Executive Officer (“PEO”) and Non-PEO NEOs for the indicated year:

Year	PEO	Non-PEO NEOs
2024	L. Reade Fahs	Melissa Rasmussen, Alexander N. Wilkes, Patrick R. Moore, Mark S. Banner
2023	L. Reade Fahs	Melissa Rasmussen, Patrick R. Moore, Jared Brandman, Bill Clark
2022	L. Reade Fahs	Patrick R. Moore, Jared Brandman, Bill Clark, Joseph VanDette, Roger Francis
2021	L. Reade Fahs	Patrick R. Moore, Roger Francis, Jared Brandman, Bill Clark
2020	L. Reade Fahs	Patrick R. Moore, Bill Clark, Jared Brandman, Joan Blackwood

(2)	The numbers in this column have been revised from the numbers previously reported due to an error in the calculation model used by the Company.
(3)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for stock options, the fair value calculated using the Black-Scholes-Merton option pricing model as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing stock price on the applicable revaluation date as the current market price and the volatility, dividend rates, expected term and risk free interest rates determined as of the revaluation date, (2) for RSU awards, closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, and (3) for PSU awards, the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date. The estimated probability of achievement of the 2019 PSUs, which were based on Adjusted EBITDA growth, was 117% at fiscal year end (“FYE”) 2019, 122% at FYE 2020, and 155% at FYE 2021, and the actual achievement at vesting in 2022 was 155%. The estimated probability of achievement of the 2020 PSUs, which were based on Adjusted EBITDA growth, was 108% at FYE 2020, 108% at FYE 2021, and 108% at FYE 2022, and the actual achievement at vesting in 2023 was 108%. The estimated probability of achievement of the 2021 PSUs which are based on growth in Adjusted Operating Income and ROIC, was 100% at FYE 2021, 67% at FYE 2022, and 67% at FYE 2023, and the actual achievement at vesting in 2024 was 67%. The estimated probability of achievement of the 2022 PSUs, which are based on growth in Adjusted Operating Income and ROIC, was 33% at FYE 2022, 33% at FYE 2023, and 0% at FYE 2024, and the actual achievement at vesting in 2025 was 0%. The estimated probability of achievement of the 2023 PSUs, which are based on growth in Adjusted Operating Income and ROIC, was 133% at FYE 2023 and 100% at FYE 2024. The estimated probability of achievement of the 2024 PSUs, which are based on growth in Adjusted Operating Income and ROIC, was 76% at FYE 2024.

56	2025 Proxy Statement

EXECUTIVE COMPENSATION

(4)	As required by SEC rules, “compensation actually paid” to our PEO for the fiscal year indicated reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	2024	2023	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$5,052,663	$8,617,438	$4,273,302	$5,728,490	$3,976,328
Less, Value of Stock and Option Awards Reported in SCT	(4,000,011)	(6,000,007)	(3,250,006)	(2,750,013)	(2,250,059)
Plus, Fiscal Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	1,561,057	6,473,203	2,204,149	2,836,856	3,316,570
Plus/Minus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	(3,634,860)	(1,334,361)	(1,351,514)	759,172	1,149,761
Plus, Fair Market Value of Awards Granted this Year that Vested in Fiscal Year	—	—	—	—	—
Plus/Minus, Change in Fair Value (from Prior Fiscal Year-End) of Prior Year Awards that Vested in Fiscal Year	202,466	(990,908)	(1,118,719)	93,067	3,165
Minus, Prior Fiscal Year-End Fair Value of Prior Year Awards that Failed to Vest in Fiscal Year	—	—	—	—	—
Total Adjustments	(5,871,348)	(1,852,072)	(3,516,090)	939,083	2,219,436
“Compensation Actually Paid” for the Fiscal Year	$(818,685)	$6,765,366	$757,212	$6,667,573	$6,195,764

(5)
As required by SEC rules, “compensation actually paid” to our non-PEO NEOs for the fiscal year indicated reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	2024	2023	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$1,681,528	$1,966,566	$1,083,585	$1,465,467	$1,026,347
Less, Value of Stock and Option Awards Reported in SCT	(1,150,018)	(1,018,775)	(645,055)	(525,068)	(455,028)
Plus, Fiscal Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	816,864	1,099,122	365,675	519,648	652,041
Plus/Minus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	(359,394)	(225,079)	(170,474)	140,426	345,332
Plus, Fair Market Value of Awards Granted this Year that Vested in Fiscal Year	—	—	—	—	—
Plus/Minus, Change in Fair Value (from Prior Fiscal Year-End) of Prior Year Awards that Vested in Fiscal Year	3,310	(243,194)	(211,438)	43,698	78,643
Minus, Prior Fiscal Year-End Fair Value of Prior Year Awards that Failed to Vest in Fiscal Year	—	—	—	—	—
Minus, Forfeited Awards in Fiscal Year	—	—	(237,733)	—	(27,910)
Total Adjustments	(689,238)	(387,926)	(899,025)	178,696	593,077
“Compensation Actually Paid” for the Fiscal Year	$992,290	$1,578,640	$184,561	$1,644,163	$1,619,425

2025 Proxy Statement	57

EXECUTIVE COMPENSATION

(6)
Company and Peer Group Total Shareholder Return for each year represents what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 27, 2019. The peer group used for this purpose is the Nasdaq US Benchmark Retail Index, which is the same peer group as reflected in the Performance Graph included in our 2024 10-K pursuant to Item 201(e) of Regulation S-K. The numbers in this column for Peer Group Total Shareholder Return have been revised from the numbers previously reported due to an error in the calculation model used by the Company.

(7)
During fiscal 2024, the Company ceased its Walmart and AC Lens operations, and our operations related to Walmart. As of June 29, 2024, our former Legacy reportable segment, as well as the majority of our AC Lens operations, met the requirements to be classified as discontinued operations. Accordingly, we classified the results of these operations as discontinued operations, and Net Income and Adjusted Operating Income included in this table for fiscal 2024 relate to continuing operations.

(8)
Adjusted Operating Income is a non-GAAP measure that we define as net income (loss), plus interest expense (income), net and income tax provision (benefit), further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, ERP and CRM implementation expenses and other expenses. For an explanation of our non-GAAP financial measures and a reconciliation of Adjusted Operating Income to the most directly comparable GAAP measures, see Appendix A to this proxy statement. We chose Adjusted Operating Income as our company selected measure because it was the most important financial performance measure used to link compensation actually paid to our PEO and Non-PEO NEOs to Company performance for the most recently completed fiscal year.

Financial Performance Measures
The table below lists our most important performance measures used to link “compensation actually paid” for our NEOs to Company performance during the fiscal year ending December 28, 2024. Adjusted Operating Income and ROIC were the performance metrics for our 2022 PSUs for which the performance period ended in 2024, and are also the performance metrics for our 2023 and 2024 PSUs. Annual Incentive Adjusted Operating Income is the performance metric for our STIP awards. The performance measures included in this table are not ranked by relative importance.

Most Important Financial Measures
Adjusted Operating Income Annual Incentive Adjusted Operating Income Adjusted Comparable Store Sales Growth Adjusted Diluted EPS Share Price ROIC

58	2025 Proxy Statement

EXECUTIVE COMPENSATION

Relationship Between Pay and Financial Performance
The charts below describe the relationship between “compensation actually paid” to our PEO and Non-PEO NEOs, as calculated above, and our financial and stock performance. As indicated in the charts, compensation actually paid is directionally aligned with the Company’s cumulative TSR, Net Income and Adjusted Operating Income. During fiscal 2024, the Company ceased its Walmart and AC Lens operations, and our operations related to Walmart. As of June 29, 2024, our former Legacy reportable segment, as well as the majority of our AC Lens operations, met the requirements to be classified as discontinued operations. Accordingly, we classified the results of these operations as discontinued operations, and Net Income and Adjusted Operating Income included in the charts below for fiscal 2024 relate to continuing operations.
Compensation Actually Paid and Cumulative Total Shareholder Return (TSR)

Compensation Actually Paid vs TSR
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
($1.0)
($2.0)
$250
$200
$150
$100
$50
$0
12/28/2019
2020
2021
2022
2023
2024
$100
$6.2
$137
$112
$1.6
$6.7
$145
$132
$1.6
$183
$117
$0.8
$0.2
$6.8
$217
$63
$1.6
$147
$1.0
($0.8)
$32
CEO Pay
Other NEO pay
NVI
Nasdaq US Benchmark Retail Index

Compensation Actually Paid and Net Income

Compensation Actually Paid vs Net Income (loss)
$8.0
$6.0
$4.0
$2.0
$0.0
($2.0)
($4.0)
($6.0)
$150
$100
$50
$0
($50)
($100)
$6.2
$1.6
$36
$6.7
$1.6
$128
$0.8
$0.2
$42
$6.8
$1.6
($66)
($0.8)
$1.0
($27)
2020
2021
2022
2023
2024
CEO Pay ($M)
Other NEO pay ($M)
Net Income (loss) ($M)

2025 Proxy Statement	59

EXECUTIVE COMPENSATION

Compensation Actually Paid and Adjusted Operating Income

Compensation Actually Paid vs Adjusted Operating Income
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
($1.0)
($2.0)
$250
$200
$150
$100
$50
$0
$6.2
$1.6
$134
$6.7
$1.6
$205
$0.8
$0.2
$88
$6.8
$1.6
$72.3
($0.8)
$1.0
$65.5
2020
2021
2022
2023
2024
CEO Pay ($M)
Other NEO pay ($M)
Adjusted Operting Income (loss) ($M)

60	2025 Proxy Statement

OWNERSHIP OF OUR SECURITIES

Ownership of Our Securities
Beneficial Ownership of National Vision Common Stock
The following table sets forth information with respect to the beneficial ownership of our common stock as of April 1, 2025, by each current director and director nominee, each NEO, all directors and executive officers as a group, and each individual or entity known by us to beneficially own more than 5% of our outstanding common stock based on our review of the reports regarding ownership filed with the Securities and Exchange Commission.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percent of Class(3)
Greater than 5% Stockholders:
BlackRock, Inc.(4) 50 Hudson Yards New York, New York 10001	14,241,453	18.1%
The Vanguard Group(5) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	10,244,103	13.0%
Burgundy Asset Management Ltd.(6) 181 Bay Street, Suite 4510 Toronto, Ontario M5J 2T3	4,675,539	5.9%
Named Executive Officers and Directors:
L. Reade Fahs(7)	1,181,513	1.5%
Melissa Rasmussen	29,653	*
Alexander N. Wilkes	—	*
Patrick R. Moore	219,224	*
Mark S. Banner	—	*
D. Randolph Peeler(8)	250,747	*
Jose Armario	39,031	*
Virginia A. Hepner	36,635	*
Susan S. Johnson	36,308	*
Naomi Kelman	33,649	*
James M. McGrann	3,327	*
Michael J. Nicholson	3,327	*
Susan O’Farrell	12,659	*
Thomas V. Taylor, Jr.	52,328	*
Caitlin Zulla	11,010	*
All directors and current executive officers as a group (22 persons)	2,174,766	2.7%

(*)	Less than one percent.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o National Vision Holdings, Inc., 2435 Commerce Avenue, Bldg. 2200, Duluth, Georgia 30096.
(2)
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. All information with respect to beneficial ownership is

2025 Proxy Statement	61

OWNERSHIP OF OUR SECURITIES

based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to us by such beneficial owners. To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Includes shares underlying stock options that are exercisable currently or within 60 days as follows: Mr. Fahs (124,888) and Mr. Moore (139,360); and all directors and executive officers as a group (383,311).
For all directors and executive officers as a group, includes 3,720 shares underlying restricted stock units that will vest within 60 days.
(3)
As of April 1, 2025, there were 79,050,214 shares of our common stock, par value $0.01 per share, outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options exercisable by the holder thereof within 60 days, shares due upon vesting of restricted stock units within 60 days, and shares deferred pursuant to vested restricted stock units and shares eligible for issuance pursuant to the non-employee director deferred compensation plan that may be distributed within 60 days, are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder but not deemed outstanding for the purpose of calculating the percentage of any other person.

(4)
Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on November 8, 2024, which indicates that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. BlackRock reported that it has sole voting power with respect to 13,832,652 shares of common stock and sole dispositive power with respect to 14,241,453 shares of common stock.

(5)
Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on November 12, 2024, which indicates that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. Vanguard reported that it has shared voting power with respect to 80,703 shares of common stock, sole dispositive power with respect to 10,079,275 shares of common stock, and shared dispositive power with respect to 164,828 shares of common stock.

(6)
Based on a Schedule 13G filed by Burgundy Asset Management Ltd (“Burgundy”) with the SEC on February 13, 2025, which indicates that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. Burgundy reported that it has sole voting power with respect to 3,351,452 shares of common stock and sole dispositive power with respect to 4,675,539 shares of common stock.

(7)	Includes 363,430 shares held by the Fahs Family Trust.
(8)	Includes 207,880 shares held by The David Randolph Peeler Trust—2001.
62	2025 Proxy Statement

AUDIT COMMITTEE MATTERS

Audit Committee Matters
Proposal 3—Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2025

The Board recommends that you vote “FOR” Proposal 3.
What Am I Voting on?	Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2025.
Vote Required	The proposal must be approved by a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Background
The audit committee has sole authority and direct responsibility to appoint, hire, evaluate and, if appropriate, replace the Company’s independent registered public accounting firm. The audit committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2025.
Each year the audit committee evaluates the qualifications and performance of the Company’s independent registered public accountants and determines whether to re-engage the current independent registered public accounting firm. In connection with the committee’s assessment, Deloitte makes an annual presentation to the audit committee regarding the services it provides, and our chief financial officer provides the committee with his assessment of the firm’s performance. In addition, when evaluating whether to continue to retain Deloitte, the audit committee assesses the factors described in “Audit Committee Report” below. Based on this evaluation, the audit committee believes the continued retention of Deloitte is in the best interests of the Company and its stockholders.
One or more representatives of Deloitte are expected to be present at the Annual Meeting, will be available to respond to appropriate questions from stockholders and will have an opportunity to make a statement if desired.
Reason for the Proposal
Although ratification is not required by our Bylaws or otherwise, the Board is submitting its selection to our stockholders for ratification as a matter of good corporate governance and because we value our stockholders’ views on the Company’s independent registered public accounting firm.
If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
2025 Proxy Statement	63

AUDIT COMMITTEE MATTERS

Audit and Non-Audit Fees
The following table presents the aggregate fees billed for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP during the 2024 and 2023 fiscal years.

	Fiscal Year 2024	Fiscal Year 2023
Audit fees(1)	$2,516,381	$2,421,344
Audit-related fees(2)	$30,000	—
Tax fees(3)	—	—
All other fees(4)	$241,888	—
Total	$2,788,269	$2,421,344

(1)
Includes the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements and the quarterly reviews of its financial statements, and assistance with documents filed with the SEC.

(2)	Includes any aggregate fees for professional services performed in connection with the issuance of comfort letters.
(3)	Includes any aggregate fees for professional services rendered for tax compliance, and tax consultation and planning.
(4)	Includes advisory services in connection with ERP implementation.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with SEC policies regarding auditor independence and the audit committee’s charter, the audit committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The audit committee, prior to such engagement, pre-approves independent public accounting firm services within each category and the fees of each category are budgeted. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.
Report of the Audit Committee
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under “Corporate Governance Matters—Board Committees—Audit Committee.” Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” In addition, the audit committee received the written disclosures and the letter from the independent registered public
64	2025 Proxy Statement

AUDIT COMMITTEE MATTERS

accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC.
Submitted by the audit committee of the Company’s Board of Directors:

Audit Committee

Susan O’Farrell, Chair
Naomi Kelman
Michael J. Nicholson

2025 Proxy Statement	65

IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING

Important Information About Voting at the Annual Meeting
Proposals to be Voted on and Voting Recommendations
There are three proposals scheduled to be voted on at the Annual Meeting. These proposals and our Board’s voting recommendations are set forth below. If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Company Proposals		Board Vote Recommendation	For Further Details
Proposal 1:	Election of the ten director nominees listed in this proxy statement.	FOR all nominees	Page 8
Proposal 2:	Advisory vote to approve the compensation of our named executive officers (“Say-on-Pay”).	FOR	Page 30
Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.	FOR	Page 63

Other Business
The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are properly presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
Who Can Vote
The Board of Directors has fixed the close of business on April 14, 2025, as the record date for determining the stockholders entitled to notice of, to attend and to vote at the Annual Meeting. As of the record date, there were 79,053,659 shares of common stock outstanding and entitled to vote, with no other classes of stock outstanding. All of these shares are to be voted as a single class and you are entitled to one vote for each share of common stock held by you as of the Record Date, including shares:
•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);
•	Held for you in an account with a broker, bank or other nominee. For more information, see “How to Vote if a Bank, Broker, or Other Nominee is the Record Holder of Your Stock” below.
•	Held for you by us as restricted securities under either our 2014 Stock Plan or our 2017 Omnibus Incentive Plan.
Quorum
In order for there to be a vote on any matter at the Annual Meeting, there must be a quorum. In order to have a quorum, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. If we fail to obtain a quorum at the 2025 Annual Meeting, the chair of the 2025 Annual Meeting or the holders of a majority of the shares of stock entitled to vote, present online or by proxy, may adjourn the meeting to another place, date, or time.
66	2025 Proxy Statement

IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING

Vote Required
Under our Bylaws, directors are elected by a majority of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (meaning that for Proposal 1, the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee). There is no cumulative voting.
For Proposals 2 and 3, under our Bylaws, approval of the proposal requires the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Although Proposal 2, the vote on executive compensation, is advisory in nature and non-binding, the Board will review the voting results and intends to take them into consideration when making future decisions regarding executive compensation.
Voting in Advance of the Annual Meeting
If you are the record holder of your stock, you may submit your proxy to vote in advance of the Annual Meeting via the Internet, by telephone, or by mail.

By Internet	• Visit www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
• You will need the 16-digit number included on your proxy card to obtain your records and to create an electronic voting instruction form.
By Telephone	• From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
• You will need the 16-digit number included on your proxy card in order to vote by telephone.
By Mail	• Mark your selections on the proxy card.
• Date and sign your name exactly as it appears on your proxy card.
• Mail the proxy card in the enclosed postage-paid envelope provided to you.

Internet and telephone voting will close at 11:59 p.m., Eastern Time, on June 17, 2025. Proxy cards with respect to shares held of record must be received no later than June 17, 2025.
Voting During the Annual Meeting
If you are a stockholder of record or a beneficial owner of shares held through a broker, bank or other nominee, you may vote in-person during the Annual Meeting. If you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your proof of ownership. If you are a beneficial owner of shares held through a broker, bank or other nominee, you may only vote shares at the Annual Meeting if you bring a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares, as well as proof of identification and proof of ownership. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
How to Vote if a Bank, Broker, or Other Nominee is the Record Holder of Your Stock
If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to instruct your bank, broker, or other nominee on how to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail.
2025 Proxy Statement	67

IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING

Broker Voting and Broker Non-Votes
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposals 1 and 2 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal 3 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
How to Change or Revoke Your Proxy
Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to our Secretary, provided such statement is received no later than June 17, 2025;
•	voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 17, 2025;
•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than June 17, 2025; or
•	attending the Annual Meeting in-person and voting during the meeting.
If you hold your shares through a broker, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
How Votes are Counted
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
With respect to the election of directors (Proposal 1), you may vote “FOR,” “AGAINST” or “ABSTAIN with respect to the nominees. Votes that are abstentions will not count as a vote “FOR” or “AGAINST” a director because directors are elected by majority voting. Broker non-votes will have no effect on the outcome of Proposal 1.
With respect to the advisory vote to approve the compensation of our named executive officers (Proposal 2), and the approval of the ratification of our independent registered public accounting firm (Proposal 3) you may vote “FOR,” “AGAINST” or “ABSTAIN.” For each of Proposals 2 and 3, abstentions will have the effect of a vote “AGAINST” the proposal. For Proposal 2, broker non-votes will have no effect on the outcome of the proposal.
Proxies
L. Reade Fahs, Chief Executive Officer; Alexander N. Wilkes, President; Christopher Laden, Chief Financial Officer; and Jared Brandman, Chief Legal & Strategy Officer, Corporate Secretary, have been selected by the Board as proxy holders and will vote shares represented by valid proxies. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies.
68	2025 Proxy Statement

OTHER INFORMATION FOR STOCKHOLDERS

Other Information for Stockholders
Attending the Annual Meeting
The Annual Meeting will be held at 1:00 p.m., Eastern Time, on June 18, 2025, at The Westin Atlanta Gwinnett at 6450 Sugarloaf Parkway, Duluth, Georgia, 30097.
In order to be admitted to the meeting, you will need to present a form of personal identification, and either your Proxy Card or proof of your ownership of our common stock on the Record Date. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting, you must present proof of your ownership of our common stock, such as a bank or brokerage account statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
During the Annual Meeting, you may vote and submit questions by following the instructions provided at the meeting. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business or are inappropriate. Additional information regarding the rules of conduct for the Annual Meeting and other materials, including our list of stockholders, will be available on-site during the Annual Meeting. Our list of stockholders will be accessible for ten days prior to the Annual Meeting at National Vision’s headquarters at 2435 Commerce Avenue, Building 2200, Duluth, Georgia, 30096.
For directions to the meeting, you may contact Beth Dobson at (470) 448-2173 or Beth.Dobson@nationalvision.com.
Even if you plan to attend and participate in person at the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure your vote will be represented.
Stockholder Proposals for the 2026 Annual Meeting
If any stockholder wishes to propose a matter for consideration at our 2026 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Secretary, National Vision Holdings, Inc., 2435 Commerce Avenue, Building 2200, Duluth, Georgia 30096. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2026 Annual Meeting, a proposal must be received by our Secretary on or before December 30, 2025. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2026 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Therefore, to be presented at our 2026 Annual Meeting, such a proposal must be received on or after February 18, 2026, but not later than March 20, 2026. In the event that the date of the 2026 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors at the 2026 Annual Meeting is increased and there is no public announcement by the Company naming all of
2025 Proxy Statement	69

OTHER INFORMATION FOR STOCKHOLDERS

the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the 2025 Annual Meeting (i.e. prior to March 10, 2026), then notice by a stockholder shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request in writing or orally prompt delivery of a separate copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, by contacting the Secretary, National Vision Holdings, Inc., 2435 Commerce Avenue, Building 2200, Duluth, Georgia 30096 or by telephone at (770) 822-3600.
Solicitation of Proxies
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. We have also retained Alliance Advisors, LLC to aid in the solicitation of proxies for an estimated fee of $29,000 plus expenses. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Important Notice Regarding the Availability of Proxy Materials
We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors of National Vision Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on June 18, 2025, and at any postponements or adjournments of the Annual Meeting.
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 28, 2024, are available free of charge at www.proxyvote.com.
70	2025 Proxy Statement

OTHER INFORMATION FOR STOCKHOLDERS

Our website contains our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Committee Charters, Code of Conduct and our filings with the SEC. To view these documents, go to www.nationalvision.com and click on “Investors.” Copies of our Annual Report on Form 10-K for the year ended December 28, 2024, are also available without charge to stockholders upon written request addressed to:
Secretary
2435 Commerce Avenue
Building 2200
Duluth, Georgia 30096
2025 Proxy Statement	71

OTHER INFORMATION FOR STOCKHOLDERS

Forward-Looking Statements
This proxy statement includes links to websites, which are provided solely for convenience. The information contained or linked on these websites or otherwise connected thereto are not, and will not be deemed to be, a part of or incorporated by reference into this proxy statement or any other Company filings with the Securities and Exchange Commission.
This proxy statement contains forward-looking statements. All statements, other than statements of historical facts included in this proxy statement, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts or guarantees of future performance and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. All forward-looking statements in this proxy statement, apply only as of the date of this proxy statement or as of the date they were made and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this proxy statement. These risks and uncertainties include, but are not limited to, those described in Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 28, 2024, and those described from time to time in our future reports filed with the SEC.
72	2025 Proxy Statement

APPENDIX A

Appendix A
Non-GAAP Financial Measures
The Proxy Statement Summary and Compensation Discussion and Analysis sections of our proxy statement contain Non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. The Company uses certain Non-GAAP financial measures to supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance. Management uses these Non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with Non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. For additional details regarding our Non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2025. This information is also available in the investors section of the Company’s website, www.nationalvision.com.
We define Adjusted Operating Income as net income (loss), plus interest expense (income), net and income tax provision (benefit), further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, ERP and CRM implementation expenses, and certain other expenses.
We define STIP Adjusted Operating Income as Adjusted Operating Income, further adjusted to exclude margin on unearned revenue and short-term incentive plan expenses.
We define Adjusted EBITDA as net income (loss), plus interest expense (income), net, income tax provision (benefit), and depreciation and amortization, further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, ERP and CRM implementation expenses, and certain other expenses.
When presenting Adjusted Operating Income from continuing operations, EBITDA from continuing operations and Adjusted EBITDA from continuing operations we use the same definitions for Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, and also exclude income (loss) from discontinued operations, net of tax. When presenting Adjusted Diluted EPS from continuing operations, we use the same definition for Adjusted Diluted EPS, and also exclude diluted earnings (loss) per share from discontinued operations. When presenting Adjusted Operating Margin from continuing operations, we use Adjusted Operating Income from continuing operations as a percentage of total net revenue. When presenting Adjusted EBITDA Margin from continuing operations, we use Adjusted EBITDA from continuing operations as a percentage of total net revenue.
We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e., when the order is placed and paid for or submitted to a managed care payor, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded
2025 Proxy Statement	73

APPENDIX A

from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers.
We define Adjusted Diluted EPS as diluted earnings (loss) per share, adjusted for the per share impact of stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of debt discounts and deferred financing costs of our term loan borrowings, amortization of the conversion feature and deferred financing costs related to our 2025 Notes when not required under U.S. GAAP to be added back for diluted earnings (loss) per share, derivative fair value adjustments, ERP and CRM implementation expenses, certain other expenses, less the tax effect of these adjustments including tax expense (benefit) from stock-based compensation.
Adjusted EBITDA, Adjusted Operating Income, STIP Adjusted Operating Income, Adjusted Diluted EPS and Adjusted Comparable Store Sales Growth are not recognized terms under U.S. GAAP and should not be considered as an alternative to net income or comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with U.S. GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
National Vision Holdings, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Financial Measures
For the Fiscal Years Ended December 28, 2024, and December 30, 2023
In Thousands, Except Earnings Per Share
(Unaudited)
Reconciliation of Adjusted Operating Income from Continuing Operations to Net Income (loss)

(in thousands)	Fiscal Year 2024		Fiscal Year 2023
Net Income (loss)	$(28,499)	(1.6)%	$(65,901)	(3.8)%
Income (loss) from discontinued operations, net of tax	(1,334)	(1.0)%	(69,447)	(18.8)%
Income (loss) from continuing operations, net of tax	(27,165)	(1.5)%	3,546	0.2%
Interest expense, net	16,184	0.9%	14,339	0.8%
Income tax provision	1,481	0.1%	6,006	0.3%
Stock-based compensation expense(a)	16,708	0.9%	19,203	1.1%
(Gain) loss on extinguishment of debt(b)	(859)	(0.0)%	599	0.0%
Asset impairment(c)	39,851	2.2%	2,699	0.2%
Litigation Settlement(d)	4,450	0.2%	—	—%
ERP and CRM implementation expenses(g)	5,990	0.3%	484	0.0%
Other(h)	8,849	0.5%	7,018	0.4%
Adjusted Operating Income / Adjusted Operating Margin	$65,489	3.6%	$53,894	3.1%

Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding.
Some of the percentage totals in the table above do not foot due to rounding differences.
74	2025 Proxy Statement

APPENDIX A

Reconciliation of EBITDA from Continuing Operations and Adjusted EBITDA from Continuing Operations to Net Income (loss)

(in thousands)	Fiscal Year 2024		Fiscal Year 2023
Net income (loss)	$(28,499)	(1.6)%	$(65,901)	(3.8)%
Income (loss) from discontinued operations, net of tax	(1,334)	(1.0)%	(69,447)	(18.8)%
Income (loss) from continuing operations, net of tax	(27,165)	(1.5)%	3,546	0.2%
Interest expense, net	16,184	0.9%	14,339	0.8%
Income tax provision	1,481	0.1%	6,006	0.3%
Depreciation and amortization	91,349	5.0%	89,874	5.1%
EBITDA from continuing operations	81,849	4.5%	113,765	6.5%
Stock-based compensation expense(a)	16,708	0.9%	19,203	1.1%
(Gain) loss on extinguishment of debt(b)	(859)	(0.0)%	599	0.0%
Asset impairment(c)	39,851	2.2%	2,699	0.2%
Litigation settlement(d)	4,450	0.2%	—	—%
ERP and CRM implementation expenses(g)	5,990	0.3%	484	0.0%
Other(h)	7,536	0.4%	5,487	0.3%
Adjusted EBITDA from Continuing Operations / Adjusted EBITDA Margin from Continuing Operations	$155,525	8.5%	$142,237	8.1%

Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding.
Some of the percentage totals in the table above do not foot due to rounding differences.
Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS

(in thousands, except per share amounts)	Fiscal Year 2024	Fiscal Year 2023
Diluted EPS	$(0.36)	$(0.84)
Diluted EPS from discontinued operations	(0.02)	(0.88)
Diluted EPS from continuing operations	(0.35)	0.05
Stock-based compensation expense(a)	0.21	0.24
(Gain) loss on extinguishment of debt(b)	(0.01)	0.01
Asset impairment(c)	0.51	0.03
Litigation settlement(d)	0.06	—
Amortization of debt discounts and deferred financing costs(e)	0.03	0.04
Derivative fair value adjustments(f)	0.08	0.12
ERP and CRM implementation expenses(g)	0.08	0.01
Other(h)	0.11	0.09
Tax effect of total adjustments(i)	(0.19)	(0.12)
Adjusted Diluted EPS	$0.52	$0.47
Weighted average diluted shares outstanding	78,592	78,596

Note: Some of the totals in the table above may not foot due to rounding.
(a)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.
(b)	Reflects the extinguishment (gain) loss related to the repurchase of the 2025 Notes of $217.7 million and $100.0 million during fiscal years 2024 and 2023, respectively.
(c)
Reflects write-off related to non-cash impairment charges, primarily impairment of Eyeglass World goodwill, impairment of Fred Meyer contracts and relationship asset, and impairment of property, equipment and lease-related assets on closed or underperforming stores and certain store closure decisions made as part of the Company’s store optimization review.

2025 Proxy Statement	75

APPENDIX A

(d)	Expenses associated with settlement of certain litigation.
(e)
Amortization of deferred financing costs and other non-cash charges related to our debt. We adjust for amortization of deferred financing costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share under U.S. GAAP.

(f)
The adjustments for the derivative fair value (gains) and losses have the effect of adjusting the (gain) or loss for changes in the fair value of derivative instruments and amortization of AOCL for derivatives not designated as accounting hedges. This results in reflecting derivative (gains) and losses within Adjusted Diluted EPS during the period the derivative is settled.

(g)	Costs related to the Company’s ERP and CRM implementation.
(h)
Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted Operating Income, Adjusted Diluted EPS and Adjusted EBITDA), which are primarily related to costs associated with the digitization of paper-based records of $5.8 million and $2.2 million for fiscal years 2024 and 2023, respectively, costs related to an early lease termination of $0.7 million for fiscal year 2024, and other expenses and adjustments. Other adjustments for both Adjusted Operating Income and Adjusted Diluted EPS include amortization of the increase in carrying values of finite-lived intangible assets resulting from the application of purchase accounting following the acquisition of the Company by affiliates of KKR & Co. Inc. Adjusted Diluted EPS is also adjusted to include debt issuance costs.

(i)
Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates, excluding a portion of Eyeglass World goodwill impairment charge, which was disallowed for income tax purposes, and including tax expense (benefit) from stock-based compensation.

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth

	Comparable store sales growth from continuing operations(a)
	Fiscal Year 2024	Fiscal Year 2023
Owned & Host segment
America’s Best	1.8%	4.0%
Eyeglass World	(2.2)%	(1.0)%
Military	(0.5)%	3.0%
Fred Meyer	(4.5)%	(4.6)%
Total comparable store sales growth from continuing operations	1.9%	3.4%
Adjusted comparable store sales growth from continuing operations(b)	1.3%	3.3%

(a)
Total comparable store sales from continuing operations is calculated based on consolidated net revenue from continuing operations excluding the impact of (i) other segments revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month, and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 28, 2024.

(b)
Adjusted Comparable Store Sales Growth from continuing operations includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in a decrease of 0.6% and a decrease of 0.1% from total comparable store sales growth from continuing operations based on consolidated net revenue from continuing operations for fiscal years 2024 and 2023, respectively.

76	2025 Proxy Statement

**SCAN TO**
**VIEW MATERIALS & VOTE**

*BROADRIDGE CORPORATE ISSUER SOLUTIONS*
*NATIONAL VISION HOLDINGS, INC.*
*2435 COMMERCE AVENUE, BUILDING 2200*
*DULUTH, GA 30096*

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the environmental impact and the costs incurred by National Vision Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to National Vision Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74546-Z90199

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**NATIONAL VISION HOLDINGS INC.**

**The Board of Directors recommends a vote FOR the following:**

| | | For | Against | Abstain |
|---|---|---|---|---|
| 1a. | Election of Director: Jose Armario | ☐ | ☐ | ☐ |
| 1b. | Election of Director: L. Reade Fahs | ☐ | ☐ | ☐ |
| 1c. | Election of Director: Virginia A. Hepner | ☐ | ☐ | ☐ |
| 1d. | Election of Director: Susan Somersille Johnson | ☐ | ☐ | ☐ |
| 1e. | Election of Director: Naomi Kelman | ☐ | ☐ | ☐ |
| 1f. | Election of Director: James M. McGrann | ☐ | ☐ | ☐ |
| 1g. | Election of Director: Michael J. NIcholson | ☐ | ☐ | ☐ |
| 1h. | Election of Director: Susan O'Farrell | ☐ | ☐ | ☐ |
| 1i. | Election of Director: D. Randolph Peeler | ☐ | ☐ | ☐ |
| 1j. | Election of Director: Caitlin Zulla | ☐ | ☐ | ☐ |

**The Board of Directors recommends a vote FOR the Proposal 2 and Proposal 3:**

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:**
The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V74547-Z90199

## NATIONAL VISION HOLDINGS, INC.

## PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints each of L. Reade Fahs, Alex Wilkes, Christopher Laden and Jared Brandman with full power of substitution, to represent the undersigned and to vote all of the shares of stock in National Vision Holdings, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Westin Atlanta Gwinnett at 6450 Sugarloaf Parkway, Duluth, Georgia 30097 on June 18, 2025 at 1:00 p.m. local time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. **If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and FOR Proposal 2 and Proposal 3.** Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

**IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.**

*(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)*